EXHIBIT 99.1

Execution Copy

ASSET BACKED SECURITIES CORPORATION

Depositor

LONG BEACH MORTGAGE COMPANY

Master Servicer

and

BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

Trustee

POOLING AND SERVICING AGREEMENT
Dated as of August 1, 2000

Asset Backed Securities Corporation Long Beach Home Equity Loan Trust 2000-LB1
Home Equity Loan Pass-Through Certificates, Series 2000-LB1

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.01	Defined Terms	4
Accrued Certificate Interest	4
Adjustable Rate Certificates	4
Adjustable Rate Mortgage Loan	4
Adjustment Date	5
Advancing Person	5
Affiliate	5
Aggregate Loss Severity Percentage	5
Agreement	5
Applied Realized Loss Amount	5
Assignment	5
Available Distribution Amount	6
Available Funds Cap	6
Balloon Loan	7
Balloon Payment	7
Bankruptcy Code	7
Bankruptcy Loss	7
Book-Entry Certificate	7
Book-Entry Custodian	7
Business Day	7
Cap Agreement	7
Cap Default	8
Cap Premium	8
Cap Premium Carryover	8
Cap Provider	8
Capitalized Interest Account	8
Capitalized Interest Requirement	8
Carryover Termination Payment	8
Certificate	8
Certificate Factor	8
Certificate Group	9
Certificate Owner	9
Certificate Principal Balance	9
Certificate Register and Certificate Registrar	9
Certificateholder or Holder	9
Certificateholders' Interest Index Carryover	10
Class	10
Class A Principal Distribution Amount	10
Class AF1 Pass-Through Rate	10
Class AF2 Pass-Through Rate	10
Class AF3 Pass-Through Rate	10
Class AF4 Pass-Through Rate	10
Class AF5 Pass-Through Rate	10
Class AF6 Calculation Percentage	11
Class AF6 Lockout Distribution Amount	11
Class AF6 Lockout Percentage	11
Class AF6 Pass-Through Rate	11
Class AV Formula Rate	11
Class AV Pass-Through Rate	11
Class B Principal Distribution Amount	12
Class BF Pass-Through Rate	12
Class B-IOF Pass-Through Rate	12
Class B-IOV Pass-Through Rate	12
Class BV Formula Rate	12
Class BV Pass-Through Rate	12
Class Exemption	12
Class MIV Formula Rate	12
Class M-1 Principal Distribution Amount	13
Class M1F Pass-Through Rate	13
Class M1V Pass-Through Rate	13
Class M2V Formula Rate	13
Class M-2 Principal Distribution Amount	13
Class M2F Pass-Through Rate	14
Class M2V Pass-Through Rate	14
Class X Distribution Amount	14
Closing Date	14
Code	14
Collection Account	14
Commission	14
Controlling Person	14
Corporate Trust Office	14
Credit Enhancement Percentage	15
Cumulative Loss Percentage	15
Current WAC Excess	15
Custodial Agreement	15
Custodian	15
Cut-off Date	15
Debt Service Reduction	15
Deficient Valuation	15
Definitive Certificates	16
Deleted Home Mortgage Loan	16
Delinquency Percentage	16
Depositor	16
Depository	16
Depository Institution	16
Depository Participant	16
Determination Date	16
Directly Operate	16
Disqualified Organization	17
Distribution Account	17
Distribution Date	17
Due Date	17
Due Period	18
Early Termination Date	18
Eligible Account	18
ERISA	18
Estate in Real Property	18
Excess Overcollateralized Amount	18
Expense Adjusted Mortgage Rate	18
Extraordinary Trust Fund Expense	18
Fannie Mae	18
FDIC	18
Final Recovery Determination	19
Fitch	19
Fixed Rate Certificates	19
Freddie Mac	19
Gross Margin	19
Group 1 Capitalized Interest Account	19
Group 1 Capitalized Interest Amount	19
Group 1 Certificates	19
Group 1 Class A Certificates	19
Group 1 Mezzanine Certificates	20
Group 1 Net WAC Cap	20
Group 1 Pre-Funding Account	20
Group 1 Pre-Funding Amount	20
Group 1 Subordinated Certificates	20
Group 2 Capitalized Interest Account	20
Group 2 Capitalized Interest Amount	21
Group 2 Certificates	21
Group 2 Class A Certificates	21
Group 2 Mezzanine Certificates	21
Group 2 Net WAC Cap	21
Group 2 Pre-Funding Account	21
Group 2 Pre-Funding Amount	21
Group 2 Reserve Fund	21
Group 2 Reserve Fund Release Date	22
Group 2 Reserve Fund Transfer Amount	22
Group 2 Specified Reserve Fund Requirement	22
Group 2 Subordinated Certificates	22
Home Equity Loan	22
Home Equity Loan Schedule	22
Independent	24
Independent Contractor	24
Index	25
Insurance Proceeds	25
Interest Accrual Period	25
Interest Carry Forward Amount	25
Interest Determination Date	25
Interest Distribution Amount	26
Interest Remittance Amount	26
Late Collections	26
Liquidation Event	26
Liquidation Proceeds	26
Loan Group	26
Loan Group 1	26
Loan Group 2	27
Loan-to-Value Ratio	27
London Business Day	27
Loss Severity Percentage	27
Master Servicer	27
Master Servicer Event of Default	27
Master Servicer Prepayment Charge Payment Amount	27
Master Servicer Remittance Date	27
Master Servicer Termination Test	27
Maximum Mortgage Rate	27
Minimum Mortgage Rate	27
Monthly Payment	28
Moody's	28
Mortgage	28
Mortgage File	28
Mortgage Loan Purchase Agreement	28
Mortgage Note	28
Mortgage Pool	28
Mortgage Rate	28
Mortgaged Property	29
Mortgagor	29
Net Monthly Excess Cashflow	29
Net Mortgage Rate	29
Net WAC Pass-Through Rate	29
New Lease	29
NIMs Insurer	29
Nonrecoverable P&I Advance	30
Nonrecoverable Servicing Advance	30
Non-United States Person	30
Notional Amount	30
Officers' Certificate	30
One-Month LIBOR	30
Opinion of Counsel	31
Operative Documents	31
Original Mortgage Loan	31
Overcollateralized Amount	31
Overcollateralization Deficiency Amount	31
Overcollateralization Increase Amount	32
Overcollateralization Reduction Amount	32
Ownership Interest	32
Pass-Through Rate	32
Percentage Interest	32
Periodic Rate Cap	33
Permitted Investments	33
Permitted Transferee	34
Person	34
P&I Advance	34
Plan	34
Pre-Funding Account	34
Pre-Funding Period	34
Prepayment Assumption	35
Prepayment Charge	35
Prepayment Charge Schedule	35
Prepayment Interest Shortfall	35
Prepayment Period	36
Principal Distribution Amount	36
Principal Prepayment	37
PTCE	37
Purchase Price	37
Qualified Substitute Mortgage Loan	38
Rate Cap Agreement	38
Rating Agency or Rating Agencies	38
Realized Loss	39
Record Date	40
Reference Banks	40
Refinanced Mortgage Loan	40
Regular Certificate	40
Regular Interest	40
Relief Act	40
Relief Act Interest Shortfall	40
REMIC	40
REMIC I	40
REMIC II	41
REMIC II Regular Interest	41
REMIC III	41
REMIC III Certificate	41
REMIC III Certificateholder	41
REMIC Provisions	41
Remittance Report	42
Rents from Real Property	42
REO Account	42
REO Disposition	42
REO Imputed Interest	42
REO Principal Amortization	42
REO Property	42
Request for Release	42
Required Overcollateralized Amount	43
Reserve Interest Rate	43
Residential Dwelling	43
Residual Certificates	43
Residual Interest	43
Responsible Officer	43
Scheduled Principal Balance	44
Seller	44
Senior Interest Distribution Amount	44
Servicing Account	44
Servicing Advances	44
Servicing Fee	45
Servicing Fee Rate	45
Servicing Officer	45
Single Certificate	45
Special Distribution Date	45
Startup Day	45
Stated Principal Balance	45
Stayed Funds	46
Stepdown Date	46
Subordinated Certificates	46
Subordinated Offered Certificates	46
Subsequent Home Equity Loan	46
Subsequent Transfer Agreement	47
Subsequent Transfer Date	47
Sub-Servicer	47
Sub-Servicing Account	47
Sub-Servicing Agreement	47
Substitution Shortfall Amount	47
Tax Returns	47
Telerate Page 3750	47
Termination Payment	47
Termination Price	48
Terminator	48
Transfer	48
Transferee	48
Transferor	48
Trigger Event	48
Trust	48
Trust Cap Payment Amount	48
Trust Fund	48
Trustee	48
Trustee's Fee	49
Uninsured Cause	49
United States Person	49
Unpaid Realized Loss Amount	49
Unutilized Pre-Funding Amount	49
Value	49
Voting Rights	50
SECTION 1.02.	Allocation of Certain Interest Shortfalls	50
SECTION 1.03.	Designation of Interests in REMICs	50

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.	Conveyance of Mortgage Loans	56
SECTION 2.02.	Acceptance of REMIC I by the Trustee	59
SECTION 2.03.	Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor; Payment of Prepayment Charges in the event of breach	60
SECTION 2.04.	Representations and Warranties of the Depositor	64
SECTION 2.05.	Representations, Warranties and Covenants of the Master Servicer	67
SECTION 2.06.	Issuance of Class R-I Certificates	69
SECTION 2.07.	Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee	70
SECTION 2.08.	Issuance of Class R-II Certificates	70
SECTION 2.09.	Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by the Trustee	70
SECTION 2.10.	Issuance of REMIC III Certificates	71
SECTION 2.11.	Subsequent Transfers	71
SECTION 2.12.	Mandatory Prepayment	74

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.	Master Servicer to Act as Master Servicer	75
SECTION 3.02.	Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers	77
SECTION 3.03.	Successor Sub-Servicers	78
SECTION 3.04.	Liability of the Master Servicer	78
SECTION 3.05.	No Contractual Relationship Between Sub-Servicers and Trustee or Certificateholders	79
SECTION 3.06.	Assumption or Termination of Sub-Servicing Agreements by Trustee	79
SECTION 3.07.	Collection of Certain Mortgage Loan Payments	80
SECTION 3.08.	Sub-Servicing Accounts	80
SECTION 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts	81
SECTION 3.10.	Collection Account, Distribution Account, Pre-Funding Account and Capitalized Interest Account	82
SECTION 3.11.	Withdrawals from the Collection Account and Distribution Account	86
SECTION 3.12.	Investment of Funds in the Collection Account and the Distribution Account	88
SECTION 3.13.	Investment of Funds in the Capitalized Interest Accounts and Pre-Funding Accounts	89
SECTION 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage	90
SECTION 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements	91
SECTION 3.16.	Realization Upon Defaulted Mortgage Loans	92
SECTION 3.17.	Trustee to Cooperate; Release of Mortgage Files	95
SECTION 3.18.	Servicing Compensation	96
SECTION 3.19.	Reports to the Trustee; Collection Account Statements	97
SECTION 3.20.	Statement as to Compliance	97
SECTION 3.21.	Independent Public Accountants' Servicing Report	97
SECTION 3.22.	Access to Certain Documentation	98
SECTION 3.23.	Title, Management and Disposition of REO Property	98
SECTION 3.24.	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls	102
SECTION 3.25.	Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments	102
SECTION 3.26.	Advance Facility	102
SECTION 3.27.	Group 2 Reserve Fund	103
SECTION 3.28.	Supplemental Interest Reserve Fund	104

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.	Distributions	105
SECTION 4.02.	Statements to Certificateholders	113
SECTION 4.03.	Remittance Reports; P&I Advances	117
SECTION 4.04.	Allocation of Realized Losses	119
SECTION 4.05.	Compliance with Withholding Requirements	120
SECTION 4.06.	Commission Reporting	120

ARTICLE V

THE CERTIFICATES

SECTION 5.01.	The Certificates	121
SECTION 5.02.	Registration of Transfer and Exchange of Certificates	123
SECTION 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates	128
SECTION 5.04.	Persons Deemed Owners	128
SECTION 5.05.	Certain Available Information	128

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01.	Liability of the Depositor and the Master Servicer	129
SECTION 6.02.	Merger or Consolidation of the Depositor or the Master Servicer	129
SECTION 6.03.	Limitation on Liability of the Depositor, the Master Servicer and Others	130
SECTION 6.04.	Limitation on Resignation of the Master Servicer	131
SECTION 6.05.	Rights of the Depositor in Respect of the Master Servicer	132

ARTICLE VII

DEFAULT

SECTION 7.01.	Master Servicer Events of Default	132
SECTION 7.02.	Trustee to Act; Appointment of Successor	135
SECTION 7.03.	Notification to Certificateholders	137
SECTION 7.04.	Waiver of Master Servicer Events of Default	137

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01.	Duties of Trustee	138
SECTION 8.02.	Certain Matters Affecting the Trustee	139
SECTION 8.03.	Trustee Not Liable for Certificates or Mortgage Loans	140
SECTION 8.04.	Trustee May Own Certificates	141
SECTION 8.05.	Trustee's Fees and Expenses	141
SECTION 8.06.	Eligibility Requirements for Trustee	142
SECTION 8.07.	Resignation and Removal of the Trustee	142
SECTION 8.08.	Successor Trustee	143
SECTION 8.09.	Merger or Consolidation of Trustee	143
SECTION 8.10.	Appointment of Co-Trustee or Separate Trustee	144
SECTION 8.11.	Appointment of Custodians	145
SECTION 8.12.	Appointment of Office or Agency	145
SECTION 8.13.	Representations and Warranties of the Trustee	145
SECTION 8.14.	Cap Agreement	146

ARTICLE IX

TERMINATION

SECTION 9.01.	Termination Upon Repurchase or Liquidation of All Mortgage Loans	146
SECTION 9.02.	Additional Termination Requirements	148

ARTICLE X

REMIC PROVISIONS

SECTION 10.01.	REMIC Administration	149
SECTION 10.02.	Prohibited Transactions and Activities	152
SECTION 10.03.	Master Servicer and Trustee Indemnification	153

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01.	Amendment	153
SECTION 11.02.	Recordation of Agreement; Counterparts	155
SECTION 11.03.	Limitation on Rights of Certificateholders	155
SECTION 11.04.	Governing Law	156
SECTION 11.05.	Notices	156
SECTION 11.06.	Severability of Provisions	156
SECTION 11.07.	Notice to Rating Agencies	157
SECTION 11.08.	Article and Section References	158
SECTION 11.09.	Third Party Rights	158
SECTION 11.10.	Grant of Security Interest	158
SECTION 11.11.	Additional Notices	159

Exhibits

Exhibit A-1	Form of Class AF1-AF4 Certificates
Exhibit A-2	Form of Class AF5-AF6 Certificates
Exhibit A-3	Form of Class AV Certificate
Exhibit A-4	Form of Class M1F and M2F Certificates
Exhibit A-5	Form of Class M1V and M2V Certificates
Exhibit A-6	Form of Class BF Certificate
Exhibit A-7	Form of Class BV Certificate
Exhibit A-8	Form of Class XF Certificate
Exhibit A-9	Form of Class XV Certificate
Exhibit A-10	Form of Class PF Certificate
Exhibit A-11	Form of Class PV Certificate
Exhibit A-12	Form of Class B-IOF Certificate
Exhibit A-13	Form of Class B-IOV Certificate
Exhibit A-14	Form of Class R Certificate
Exhibit B	(Reserved)
Exhibit C-1	Form of Initial Certification of Trustee
Exhibit C-2	Form of Final Certification of Trustee
Exhibit D	Form of Mortgage Loan Purchase Agreement
Exhibit E-1	Form of Request for Release
Exhibit E-2	Form of Request for Release
Exhibit F-1	Forms of Transferor/Transferee Representation Letter
Exhibit F-2	Form of Transfer Affidavit and Agreement
Exhibit G	Form of ERISA Certification
Exhibit H	Form of Subsequent Transfer Agreement
Exhibit I	Form of Cap Agreement

This Pooling and Servicing Agreement, is dated and effective as of August 1, 2000, among ASSET BACKED SECURITIES CORPORATION as Depositor, LONG BEACH MORTGAGE COMPANY as Master Servicer and BANKERS TRUST COMPANY OF CALIFORNIA, N.A. as Trustee.

PRELIMINARY STATEMENT:

                    The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in multiple REMICs (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets consisting of the Home Equity Loans and certain other related assets subject to this Agreement.

                    As of the Cut-off Date, the Original Home Equity Loans had an aggregate Scheduled Principal Balance equal to $1,312,248,898.65.

Set forth below are designations of Classes of Certificates to the categories used herein.

Adjustable Rate Certificates	Group 2 Certificates other than the Class B-IOV Certificates.

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.

Certificate Group	Either the Group 1 Certificates or the Group 2 Certificates.

Fixed Rate Certificates	Group 1 Certificates and the Class B-IOV Certificates.

Group 1 Certificates	Group 1 Class A, Class M1F, Class M2F, Class BF, Class P-F, Class B-IOF and Class X-F Certificates.

Group 1 Class A Certificates	Class AF1, Class AF2, Class AF3, Class AF4, Class AF5 and Class AF6 Certificates.

Group 1 Mezzanine Certificates	Class M1F and Class M2F Certificates.

Group 1 Subordinated Certificates	Group 1 Mezzanine Certificates and Class BF Certificates.

Group 2 Certificates	Class AV, Class M1V, Class M2V, Class BV, Class P-V, Class B-IOV and Class X-V Certificates.

Group 2 Class A Certificates	Class AV Certificates.

Group 2 Mezzanine Certificates	Class M1V and Class M2V Certificates.

Group 2 Subordinated Certificates	Group 2 Mezzanine Certificates and Class BV Certificates.

Non-Offered Certificates	The Class X, Residual, Class B-IO and Class P Certificates.

Offered Certificates	Class A and Subordinated Offered Certificates.

Physical Certificates	Class B-IO, Class X, Class P and Residual Certificates.

Regular Certificates	All Classes of certificates other than the Residual Certificates.

Residual Certificates	Class R-I, Class R-II and Class R-III Certificates.

Subordinated Certificates	Group 1 Mezzanine Certificates, Group 2 Mezzanine Certificates, Class B-IOF, Class B-IOV, Class BF and Class BV Certificates.

Subordinated Offered Certificates	Group 1 Mezzanine Certificates, Group 2 Mezzanine Certificates, Class BF and Class BV Certificates.

References herein to "Class A," Class M-1," Class M-2," "Class B," "Class B-IO," "Class X," "Class P," "Mezzanine Certificates" "Subordinated Offered Certificates" and "Subordinated Certificates " are references to certificates of either or both Certificate Groups of similar designations as the context requires.

                     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms.

                    Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                    "Accrued Certificate Interest": With respect to any Class A Certificate, Subordinated Offered Certificate, or Class B-IO Certificate and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Class A Certificates, the Subordinated Certificates, or on the Notional Amount, in the case of the Class B-IO Certificates, of such Certificate immediately prior to such Distribution Date. With respect to the Class X-F Certificates, the Accrued Certificate Interest shall equal the amount of interest that accrues during the related Interest Accrued Period as set forth in Section 1.03(c), footnote (7). With respect to the Class X-V Certificates, the Accrued Certificate Interest shall equal the amount of interest that accrues during the related Interest Accrual Period as set forth in Section 1.03(c), footnote (8). The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, Subordinated Offered Certificate, Class X Certificate or Class B-IO Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to any Class X Certificate, shall be reduced by an amount equal to the portion allocable to such Class X Certificate of Realized Losses, if any, pursuant to Section 4.04 hereof.

                    "Adjustable Rate Certificates": As specified in the Preliminary Statement.

                    "Adjustable Rate Home Equity Loan": Each of the Home Equity Loans identified in the Home Equity Loan Schedule as having a Mortgage Rate that is subject to adjustment.

                    "Adjustment Date": With respect to each Adjustable Rate Home Equity Loan, the day of the month on which the Mortgage Rate of such Home Equity Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Home Equity Loan is set forth in the Home Equity Loan Schedule.

                    "Advancing Person": As defined in Section 3.26 hereof.

                    "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    "Aggregate Loss Severity Percentage": With respect to any Distribution Date and any Loan Group, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred on any Home Equity Loans in the related Loan Group from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate principal balance of the Home Equity Loans in the related Loan Group immediately prior to the liquidation of such Home Equity Loans.

                    "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                    "Applied Realized Loss Amount": With respect to any Distribution Date, the amount, if any, by which, (i) with respect to the Group 1 Certificates, the aggregate Certificate Principal Balance of the Group 1 Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Home Equity Loans in Loan Group 1 as of the last day of the immediately preceding Due Period plus the amount in the related Pre-Funding Account, if any, excluding investment earnings, and (ii) with respect to the Group 2 Certificates, the aggregate Certificate Principal Balance of the Group 2 Certificates after distributions of principal on such Distribution Date including the application of any Group 2 Reserve Fund Amount on such Distribution Date exceeds the aggregate Stated Principal Balance of the Home Equity Loans in Loan Group 2 as of the last day of the immediately preceding Due Period plus the amount in the related Pre-Funding Account, if any.

                    "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder's office and/or the assignee's name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

                    "Available Distribution Amount": With respect to any Distribution Date and Loan Group, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date relating to such Loan Group, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account relating to such Loan Group and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date relating to such Loan Group pursuant to Section 3.24, (d) the aggregate of any P&I Advances made by the Master Servicer for such Distribution Date pursuant to Section 4.03 relating to such Loan Group, (e) the aggregate of any advances made by the Trustee as successor Master Servicer for such Distribution Date pursuant to Section 7.02(b) relating to such Loan Group, (f) the related Unutilized Pre-Funding Amount (g) the related Capitalized Interest Requirement and (h) the Prepaid Interest Deposit Amount with respect to the related Loan Group and Distribution Date reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Home Equity Loans of the related Loan Group received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Home Equity Loans of the related Loan Group received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Home Equity Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Home Equity Loans of the related Loan Group after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses of the related Loan Group and, (v) Stayed Funds of the related Loan Group, (vi) one day's investment earnings on amounts on deposit in the Distribution Account payable to the Trustee with respect to the related Loan Group as compensation for its services as Trustee under this Agreement, (vii) amounts deposited in the Collection Account or the Distribution Account in error with respect to such Loan Group, and (viii) the amount of any Prepayment Charges collected by the Master Servicer in connection with the voluntary Principal Prepayment in full of any of the Home Equity Loans of the related Loan Group or any Master Servicer Prepayment Charge Payment Amount with respect to such Loan Group, and (y) amounts reimbursable to the Trustee as successor Master Servicer for an advance made pursuant to Section 7.02(b) with respect to such Loan Group which advance the Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

                    "Available Funds Cap": With respect to any Adjustable Rate Certificate and any Interest Accrual Period and the related Distribution Date, a rate per annum equal to (A) the product of (i) the weighted average of the Expense Adjusted Mortgage Rates on the Home Equity Loans in Loan Group 2 as of the beginning of the related Due Period and (ii) the Stated Principal Balance of the Home Equity Loans in Loan Group 2 as of the beginning of the related Due Period minus the Notional Amount of the Class B-IOV Certificates as of such date plus (B) the product of (i) the weighted average of the Expense Adjusted Mortgage Rates on the Home Equity Loans in Loan Group 2 as of the beginning of the related Due Period minus the Pass-Through Rate of the Class B-IOV Certificates and (ii) the Notional Amount of the Class B-IOV Certificates as of the beginning of the related Due Period, divided by (C) the Stated Principal Balance of the Home Equity Loans in Loan Group 2 as of the beginning of the related Due Period (adjusted to an effective rate reflecting accrued interest calculated on the basis of a 360-day year and the actual number of days elapsed).

                    "Balloon Loan": Any Home Equity Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

                    "Balloon Payment": With respect to any Balloon Loan, as of any date of determination, the Monthly Payment payable on the stated maturity date of such Home Equity Loan.

                    "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                    "Bankruptcy Loss": With respect to any Home Equity Loan, a Realized Loss resulting from a Deficient Valuation (i.e. "principal cramdown") or Debt Service Reduction (i.e. "interest cramdown").

                    "Book-Entry Certificate": As specified in the Preliminary Statement.

                    "Book-Entry Custodian": The custodian appointed pursuant to Section 5.01.

                    "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California or the State of New York, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                    "Cap Agreement": The interest rate cap agreement consisting of the ISDA Master Agreement and the Schedule and Confirmation thereto, each dated as of August 31, 2000 between the Trustee, on behalf of the Trust, and the Cap Provider, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

                    "Cap Default": An Event of Default under the Cap Agreement.

                    "Cap Premium": For any Distribution Date, an amount equal to $195,000 through and including the August 2002 Distribution Date.

                    "Cap Premium Carryover": For any Distribution Date, the portion of any Cap Premium previously due on a prior Distribution Date that remains unpaid on such Distribution Date plus interest thereon at the Default Rate for the period from the date such Cap Premium was due but unpaid to but excluding the date such amount has been paid (such interest to be compounded daily).

                    "Cap Provider": Westdeutsche Landesbank Girozentrale, New York Branch and any successor thereto under the Cap Agreement.

                    "Capitalized Interest Account": Either of the Group 1 Capitalized Interest Account or the Group 2 Capitalized Interest Account.

                    "Capitalized Interest Requirement": With respect to the Distribution Dates in September, October, November and December 2000 and Loan Group 1, the excess if any of (A) a fraction, the numerator of which is 8.60% and the denominator of which is 12 multiplied by the sum of the Group 1 Home Equity Loans Scheduled Principal Balances as of the first day of the related Due Period plus funds in the Group 1 Pre-Funding Account over (B) the Interest Remittance Amount for Loan Group 1 for such Distribution Date. With respect to the Distribution Dates in September, October, November and December 2000 and Loan Group 2, the Group 2 Capitalized Interest Amount, if any, to the extent of amounts on deposit in the Group 2 Capitalized Interest Account.

                    "Carryover Termination Payment": For any Distribution Date, the portion of any Termination Payment payable by the Trust Fund to the Cap Provider previously due on a prior Distribution Date that remains unpaid on such Distribution Date plus interest thereon at the Default Rate for the period from the date such Termination Payment was due but unpaid to but excluding the date such amount has been paid (such interest to be compounded daily).

                    "Certificate": Any one of the certificates issued under this Agreement in substantially the forms attached hereto as exhibits.

                    "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance (and in the case of the Class X and Class B-IO Certificates, the Notional Amount) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (and in the case of the Class X and Class B-IO Certificates, the Notional Amount) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (and in the case of the Class X and Class B-IO Certificates, the Notional Amount) of such Class of Certificates as of the Closing Date.

                    "Certificate Group": Any of the Group 1 Certificates or the Group 2 Certificates.

                    "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                    "Certificate Principal Balance": With respect to any Class of Certificates, other than the Class X, Class B-IOF and Class B-IOV Certificates, as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon and Realized Losses allocated thereto on the immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). The Class B-IOF and Class B-IOV and the Residual Certificates do not have a Certificate Principal Balance. The Certificate Principal Balance of the Class X Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate Stated Principal Balance of the Home Equity Loans in the related Loan Group plus the amount on deposit in the related Pre-Funding Account over (b) the then aggregate Certificate Principal Balance of all classes of Certificates (other than the Class X Certificates) of the related Certificate Group. Notwithstanding the above, pursuant to Treasury Regulationss § 1.860G-1(a)(4), the principal balance of the Class X Certificates will equal such excess on the Startup Day.

                    "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                    "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                    "Certificateholders' Interest Index Carryover": With respect to each Class of Adjustable Rate Certificates and a Distribution Date, an amount equal to the sum of (A) the excess of (1) the amount of interest such Class of related Certificates would otherwise be entitled to receive on the Distribution Date had the related Pass-Through Rate been calculated at the related Formula Rate for such Distribution Date over (2) the amount of interest payable on such Class of related Certificates at the Available Funds Cap for such Distribution Date and (B) the Certificateholders' Interest Index Carryover for such Class of Certificates for all previous Distribution Dates not previously paid to such Certificateholders (including any interest accrued on that amount at the related Formula Rate).

                    "Class": All of the Certificates bearing the same class designation as set forth in the Preliminary Statement.

                    "Class A Principal Distribution Amount": For each Certificate Group with respect to any Distribution Date, the excess of (x) the Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 63.50% for Loan Group 1 and 59.50% for Loan Group 2 and (ii) the aggregate Stated Principal Balance of the Home Equity Loans in such Loan Group as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Home Equity Loans in such Loan Group as of the last day of the related Due Period minus $1,875,000 for Loan Group 1 and $5,625,000 for Loan Group 2.

                    "Class AF1 Pass-Through Rate": 7.701% per annum.

                    "Class AF2 Pass-Through Rate": 7.570% per annum.

                    "Class AF3 Pass-Through Rate": 7.610% per annum.

                    "Class AF4 Pass-Through Rate": 7.825% per annum.

                    "Class AF5 Pass-Through Rate": For any Distribution Date, the lesser of (i) 8.050% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate Stated Principal Balance of the Home Equity Loans as of the related Cut-off Date, or 8.550%, in the case of any Distribution Date thereafter and (ii) the Group 1 Net WAC Cap for such Distribution Date.

                    "Class AF6 Calculation Percentage": For any Distribution Date, will be the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class AF6 Certificates and the denominator of which is the total of the Certificate Principal Balances of all of the Group 1 Class A Certificates, in each case before giving effect to distributions of principal on that Distribution Date.

                    "Class AF6 Lockout Distribution Amount": For any Distribution Date, will be an amount equal to the product of (1) the applicable Class AF6 Lockout Percentage for such Distribution Date, (2) the Class AF6 Calculation Percentage for such Distribution Date and (3) the Principal Distribution Amount with respect to the Group 1 Class A Certificates for such Distribution Date. In no event shall the Class AF6 Lockout Distribution Amount exceed the outstanding Certificate Principal Balance of the Class AF6 Certificates or the Principal Distribution Amount applicable to the Group 1 Class A Certificates for the Distribution Date.

                    The "Class AF6 Lockout Percentage": For each Distribution Date, will be as follows:

                   Distribution Date                   Lockout Percentage

         September 2000 through September 2002                   0%
         October 2002 through September 2004                    20%
         October 2004 through September 2005                    80%
         October 2005 through September 2006                   100%
         October 2006 and thereafter                           300%

                    "Class AF6 Pass-Through Rate": For any Distribution Date, the lesser of (i) 7.615% per annum and (ii) the Group 1 Net WAC Cap for such Distribution Date.

                    "Class AV Formula Rate": For any Distribution Date, One-Month LIBOR plus 0.26% in the case of each Distribution Date through and including the Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate Stated Principal Balance of the Home Equity Loans as of the related Cut-Off Date, or One-Month LIBOR plus 0.52%, in the case of any Distribution Date thereafter.

                    "Class AV Pass-Through Rate": For any Distribution Date, the lesser of (i) the Class AV Formula Rate and (ii) the Available Funds Cap for such Distribution Date.

                    "Class B Principal Distribution Amount": For each Certificate Group with respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the related Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account the payment of the related Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the related Class M-2 Certificates (after taking into account the payment of the Class related Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the related Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.0% for Loan Group 1 and 96.0% for Loan Group 2 and (ii) the aggregate Stated Principal Balance of the Home Equity Loans in such Loan Group as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Home Equity Loans in such Loan Group as of the last day of the related Due Period minus $1,875,000 for Loan Group 1 and $5,625,000 for Loan Group 2.

                    "Class BF Pass-Through Rate": For any Distribution Date, the lesser of (i) 9.290% per annum and (ii) the Group 1 Net WAC Cap for such Distribution Date.

                    "Class B-IOF Pass-Through Rate": 4.125% per annum.

                    "Class B-IOV Pass-Through Rate": 4.125% per annum.

                    "Class BV Formula Rate": For any Distribution Date, One-Month LIBOR plus 2.10% in the case of each Distribution Date through and including the Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate Stated Principal Balance of the Home Equity Loans as of the related Cut-off Date, or One-Month LIBOR plus 3.15%, in the case of any Distribution Date thereafter.

                    "Class BV Pass-Through Rate": For any Distribution Date, the lesser of (i) the Class BV Formula Rate and (ii) the Available Funds Cap for such Distribution Date.

                    "Class Exemption": A class exemption granted by the DOL, which provides relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code.

                    "Class M1V Formula Rate": For any Distribution Date, One-Month LIBOR plus 0.60% in the case of each Distribution Date through and including the Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate Stated Principal Balance of the Home Equity Loans as of the related Cut-off Date, or One-Month LIBOR plus 0.90%, in the case of any Distribution Date thereafter.

                    "Class M-1 Principal Distribution Amount": For each Certificate Group with respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the related Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the related Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.0% for Loan Group 1 and 74.5% for Loan Group 2 and (ii) the aggregate Stated Principal Balance of the Home Equity Loans in such Loan Group as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Home Equity Loans in such Loan Group as of the last day of the related Due Period minus $1,875,000 for Loan Group 1 and $5,625,000 for Loan Group 2.

                    "Class M1F Pass-Through Rate": For any Distribution Date, the lesser of (i) 8.240% per annum and (ii) the Group 1 Net WAC Cap for such Distribution Date.

                    "Class M1V Pass-Through Rate": For any Distribution Date, the lesser of (i) the Class M1V Formula Rate and (ii) the Available Funds Cap for such Distribution Date.

                    "Class M2V Formula Rate": For any Distribution Date, One-Month LIBOR plus 1.10% in the case of each Distribution Date through and including the Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate Stated Principal Balance of the Home Equity Loans as of the related Cut-off Date, or One-Month LIBOR plus 1.65%, in the case of any Distribution Date thereafter.

                    "Class M-2 Principal Distribution Amount": For each Certificate Group with respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the related Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account the payment of the related Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the related Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.5% for Loan Group 1 and 86.0% for Loan Group 2 and (ii) the aggregate Stated Principal Balance of the Home Equity Loans in such Loan Group as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Home Equity Loans in such Loan Group as of the last day of the related Due Period minus $1,875,000 for Loan Group 1 and $5,625,000 for Loan Group 2.

                    "Class M2F Pass-Through Rate": For any Distribution Date, the lesser of (i) 8.700% per annum and (ii) the Group 1 Net WAC Cap for such Distribution Date.

                    "Class M2V Pass-Through Rate": For any Distribution Date, the lesser of (i) the Class M2V Formula Rate and (ii) the Available Funds Cap for such Distribution Date.

                    "Class X Distribution Amount": For each Loan Group with respect to any Distribution Date the lesser of (i) the Net Monthly Excess Cashflow, if any, remaining after the making of all applications, transfers and disbursements described in Section 4.01(a)(3)(i)-(xiv) and (ii) the excess of the (1) sum of (a) the amounts described in footnotes (5) and (7) or (8), whichever is applicable of Section 1.03(c) hereof with respect to the related Loan Group for the current and all prior Distribution Dates and (b) the related Class X Certificate's initial principal balance over (2) any amounts which have previously been distributed to the related Class X Certificates on prior Distribution Dates.

                    "Closing Date": August 31, 2000.

                    "Code": The Internal Revenue Code of 1986, including any successor or amendatory provisions.

                    "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Long Beach Mortgage Company, as Master Servicer for Bankers Trust Company of California, N.A. as Trustee, in trust for the registered holders of Asset Backed Securities Corporation, Long Beach Home Equity Loan Trust 2000-LB1, Series 2000-LB1". The Collection Account must be an Eligible Account.

                    "Commission": The Securities and Exchange Commission.

                    "Controlling Person": The NIMs Insurer or, if there is no NIMs Insurer, the majority of the Percentage Interest of the Holders of the Class X-V Certificates.

                    "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

                    "Credit Enhancement Percentage": With respect to each Certificate Group for any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balances of the Subordinated Offered Certificates of the related Certificate Group and (ii) the related Overcollateralized Amount by (y) the aggregate Stated Principal Balance of the Home Equity Loans in the related Loan Group, calculated after taking into account distributions of principal on the Home Equity Loans in the related Loan Group and distribution of the related Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date.

                    "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Home Equity Loans as of the Cut-off Date.

                    "Current WAC Excess": With respect to any Distribution Date and a class of Adjustable Rate Certificates, the portion of Accrued Certificate Interest being distributed with respect to the related Adjustable Rate Certificates equal to interest accrued thereon at a rate equal to the excess of the related Pass-Through Rate on such class of Adjustable Rate Certificates over the Group 2 Net WAC Cap.

                    "Custodial Agreement": An agreement that may be entered into or an agreement assigned to the Trustee with respect to the Home Equity Loans.

                    "Custodian": A custodian, which shall not be the Depositor, the Master Servicer, the Seller or any affiliate of any of them, appointed pursuant to a Custodial Agreement.

                    "Cut-off Date": With respect to each Original Home Equity Loan, August 1, 2000 and with respect to each Subsequent Home Equity Loan the first day of the month in which such Subsequent Home Equity Loan is purchased by the Trust Fund. With respect to all Qualified Substitute Home Equity Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Home Equity Loan, shall be to the respective Cut-off Dates for such Home Equity Loans.

                    "Debt Service Reduction": With respect to any Home Equity Loan, a reduction in the scheduled Monthly Payment for such Home Equity Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                    "Deficient Valuation": With respect to any Home Equity Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Home Equity Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                    "Definitive Certificates": As defined in Section 5.01(b).

                    "Default Rate": As defined in the Cap Agreement.

                    "Deleted Home Equity Loan": A Home Equity Loan replaced or to be replaced by a Qualified Substitute Home Equity Loan.

                    "Delinquency Percentage": With respect to a Loan Group as of the last day of the related Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Home Equity Loans of the related Loan Group that, as of the last day of the previous calendar month, are 60 or more days delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Home Equity Loans and REO Properties of the related Loan Group as of the last day of the previous calendar month.

                    "Depositor": Asset Backed Securities Corporation, a Delaware corporation, or its successor in interest.

                    "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                    "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1+ (if rated by Fitch) and P-1 by Moody's (or comparable ratings if Fitch and Moody's are not the Rating Agencies).

                    "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                    "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                    "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                    "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC created hereunder, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                    "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Bankers Trust Company of California, N.A., as Trustee, in trust for the registered holders of Asset Backed Securities Corporation, Long Beach Home Equity Loan Trust 2000-LB1, Series 2000-LB1". The Distribution Account must be an Eligible Account.

                    "Distribution Date": The 21st day of any month, or if such 21st day is not a Business Day, the Business Day immediately following such 21st day, commencing in September 2000.

                    "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is generally the day of the month on which the Monthly Payment is due on a Home Equity Loan, exclusive of any days of grace.

                    "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the related Due Date.

                    "Early Termination Date": As defined in the Cap Agreement.

                    "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                    "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                    "Estate in Real Property": A fee simple estate in a parcel of land.

                    "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Subordinated Certificates of a Certificate Group and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Certificate Group for such Distribution Date over (ii) the Required Overcollateralized Amount for such Certificate Group for such Distribution Date.

                    "Expense Adjusted Mortgage Rate": With respect to any Home Equity Loan or REO Property, the then applicable Mortgage Rate thereon minus the sum of (i) Servicing Fee Rate and (ii) in the case of the Group 2 Certificates, the Cap Premium expressed as a per annum rate.

                    "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee, or any director, officer, employee or agent of the Trustee, from the Trust Fund pursuant to Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC Administration pursuant to Section 10.01(c) and any amounts payable from the Trust Fund as a trustee fee for any successor trustee and any amounts payable by the Trustee for the recording of the assignments of mortgage pursuant to Section 2.01.

                    "Fannie Mae": Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

                    "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                    "Final Recovery Determination": With respect to any defaulted Home Equity Loan or any REO Property (other than a Home Equity Loan or REO Property purchased by the Seller, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                    "Fitch": Fitch, Inc., or its successor in interest. "Fixed Rate Certificates": As specified in the Preliminary Statement.

                    "Fixed Rate Certificates:" As specified in the Preliminary Statement.

                    "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                    "Gross Margin": With respect to each Adjustable Rate Home Equity Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Home Equity Loan.

                    "Group 1 Capitalized Interest Account": The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.10 in the name of the Trustee for the benefit of the Certificateholders and designated "Bankers Trust Company of California, N.A., in trust for registered holders of Asset Backed Securities Corporation, Long Beach Home Equity Loan Trust 2000-LB1, Series 2000 LB1". The initial amount deposited in the Group 1 Capitalized Interest Account is $721,254.14 Funds in the Group 1 Capitalized Interest Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder, provided, however that any investment income earned from Permitted Investments made with funds in the Group 1 Capitalized Interest Account will be for the account of the Seller.

                    "Group 1 Capitalized Interest Amount": $721,254.14.

                    "Group 1 Certificates": As specified in the Preliminary Statement.

                    "Group 1 Class A Certificates": As specified in the Preliminary Statement.

                    "Group 1 Mezzanine Certificates": As specified in the Preliminary Statement.

                    "Group 1 Net WAC Cap": With respect to any Interest Accrual Period and any Distribution Date, a rate per annum equal to (A) the product of (i) the weighted average of Expense Adjusted Mortgage Rates on the Home Equity Loans in Loan Group 1 as of the beginning of the related Due Period and (ii) the Stated Principal Balance of the Home Equity Loans in Loan Group 1 as of the beginning of the related Due Period minus the Notional Amount of the Class B-IOF Certificates as of such date plus (B) the product of (i) the weighted average of the Expense Adjusted Mortgage Rates on the Home Equity Loans in Loan Group 1 as of the beginning of the related Due Period minus the Pass-Through Rate of the Class B-IOF Certificates and (ii) the Notional Amount of the Class B-IOF Certificates as of the beginning of the related Due Period, divided by (C) the Stated Principal Balance of the Home Equity Loans in Loan Group 1 as of the beginning of the related Due Period.

                    "Group 1 Pre-Funding Account": The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.10 in the name of the Trustee for the benefit of the Certificateholders and designated "Bankers Trust Company of California, N.A., in trust for registered holders of Asset Backed Securities Corporation, Long Beach Home Equity Loan Trust 2000-LB1, Series 2000-LB1" allocated for the purchase of Subsequent Home Equity Loans to be included in Loan Group 1. Funds in the Group 1 Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder; provided, however, that any investment income earned from Permitted Investments made with Funds in the Group 1 Pre-Funding Account will be for the account of the Seller.

                    "Group 1 Pre-Funding Amount": $94,007,555.33.

                    "Group 1 Subordinated Certificates": As specified in the Preliminary Statement.

                    "Group 2 Capitalized Interest Account": The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.10 in the name of the Trustee for the benefit of the Certificateholders and designated "Bankers Trust Company of California, N.A., in trust for registered holders of Asset Backed Securities Corporation, Long Beach Home Equity Loan Trust 2000-LB1, Series 2000-LB1". The initial amount deposited in the Group 2 Capitalized Interest Account shall be $10,000. Funds in the Group 2 Capitalized Interest Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder, provided, however that any investment income earned from Permitted Investments made with funds in the Group 2 Capitalized Interest Account will be for the account of the Seller.

                    "Group 2 Capitalized Interest Amount": $10,000.

                    "Group 2 Certificates": As specified in the Preliminary Statement.

                    "Group 2 Class A Certificates": As specified in the Preliminary Statement.

                    "Group 2 Mezzanine Certificates": As specified in the Preliminary Statement.

                    "Group 2 Net WAC Cap": With respect to any Interest Accrued Period and Distribution Date, a rate per annum equal to (A) the product of (i) the weighted average of the Expense Adjusted Mortgage Rates on the Home Equity Loans in Loan Group 2 as of the beginning of the related Due Period and (ii) the Stated Principal Balance of the Home Equity Loans in Loan Group 2 as of the beginning of the related Due Period minus the Notional Amount of the Class B-IOV Certificates as of such date plus (B) the product of (i) the weighted average of the Expense Adjusted Mortgage Rates on the Home Equity Loans in Loan Group 2 as of the beginning of the related Due Period minus the Pass-Through Rate of the Class B-IOV Certificates and (ii) the Notional Amount of the Class B-IOF Certificates as of the beginning of the related Due Period, divided by (C) the Stated Principal Balance of the Home Equity Loans in Loan Group 2 as of the beginning of the related Due Period.

                    "Group 2 Pre-Funding Account": The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.10 in the name of the Trustee for the benefit of the Certificateholders and designated "Bankers Trust Company of California, N.A., in trust for registered holders of Asset Backed Securities Corporation, Long Beach Home Equity Loan Trust 2000-LB1, Series 2000-LB1" allocated for the purchase of Subsequent Home Equity Loans to be included in Loan Group 2. Funds in the Group 2 Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder; provided, however, that any investment income earned from Permitted Investments made with funds in the Group 2 Pre-Funding Account will be for the account of the Seller.

                    "Group 2 Pre-Funding Amount": $93,743,546.02.

                    "Group 2 Reserve Fund": The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.27 in the name of the Trustee for the benefit of the Certificateholders and designated Bankers Trust Company of California, N.A., is trust for the registered holders of Asset Backed Securities Corporation, Long Beach Home Equity Loan Trust, Series 2000-LB1. Funds in the Group 2 Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be part of any REMIC created hereunder; provided, however, that any investment income earned from Permitted Investments made with funds in the Group 2 Reserve Fund will be for the account of the holder of the Class X-V Certificate.

                    "Group 2 Reserve Fund Release Date": After all distributions are made on the Distribution Date occurring in October 2002.

                    "Group 2 Reserve Fund Transfer Amount": With respect to any Distribution Date an amount equal to the lesser of (x) the amount on deposit in the Group 2 Reserve Fund and (y) the sum of (a) any shortfalls in the payment of the Senior Interest Distribution Amount, Interest Distribution Amounts and Interest Carryforward Amounts for the Group 2 Certificates (other than the Class X-V Certificates) for such Distribution Date, after taking account all other distributions in respect thereof on such Distribution Date (other than from funds on deposit in the Group 2 Reserve Fund), (b) the principal portion of any Realized Losses incurred on the Home Equity Loans in Loan Group 2 during the related Due Period to the extent not paid from Net Monthly Excess Cashflow on such Distribution Date, and (c) the amount of any Unpaid Realized Loss Amount for the Class M1V, Class M2V and Class BV Certificates on such Distribution Date, after taking account all other distributions in respect thereof on such Distribution Date (other than from funds on deposit in the Group 2 Reserve Fund).

                    "Group 2 Specified Reserve Fund Requirement": For each Distribution Date an amount equal to the greater of the Overcollateralization Deficiency Amount for the Group 2 Certificates and $10,000 through October 2002 and thereafter the Group 2 Specified Reserve Fund Requirement will equal zero.

                    "Group 2 Subordinated Certificates": As specified in the Preliminary Statement.

                    "Home Equity Loan": Each home equity loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement or pursuant to a Subsequent Transfer Agreement, as held from time to time as a part of REMIC I, the Original Home Equity Loans and Subsequent Home Equity Loans so held being identified in the Home Equity Loan Schedule, including each REO Property unless the context otherwise requires.

                    "Home Equity Loan Schedule": As of any date, the list of Home Equity Loans included in REMIC I on such date, separately identifying by Loan Group the Original Home Equity Loans and the Subsequent Home Equity Loans (if any of such Loan Group), attached hereto as Schedule 1. The Home Equity Loan Schedule shall set forth the following information with respect to each Home Equity Loan:

(i) the Mortgagor's name and the Master Servicer's Home Equity Loan identifying number;

(ii) the street address of the Mortgaged Property including the state and zip code;

(iii) a code indicating whether the Mortgaged Property is owner-occupied;

(iv) the type of Residential Dwelling constituting the Mortgaged Property;

(v) the original months to maturity;

(vi) the Loan-to-Value Ratio at origination;

(vii) the Mortgage Rate in effect immediately following the Cut-off Date;

(viii) the date on which the first Monthly Payment was due on the Home Equity Loan;

(ix) the stated maturity date;

(x) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

(xi) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xii) the original principal amount of the Home Equity Loan;

(xiii) the Scheduled Principal Balance of the Home Equity Loan as of the close of business on the Cut-off Date;

(xiv) with respect to each Adjustable Rate Home Equity Loan, the Gross Margin;

(xv) a code indicating the purpose of the Home Equity Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvi) with respect to each Adjustable Rate Home Equity Loan, the Maximum Mortgage Rate;

(xvii) with respect to each Adjustable Rate Home Equity Loan, the Minimum Mortgage Rate;

(xviii) the Mortgage Rate at origination;

(xix) with respect to each Adjustable Rate Home Equity Loan, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

(xx) a code indicating the documentation program;

(xxi) with respect to each Adjustable Rate Home Equity Loan, the first Adjustment Date immediately following the Cut-off Date;

(xxii) the risk grade;

(xxiii) the Value of the Mortgaged Property; and

(xxiv) the sale price of the Mortgaged Property, if applicable.

                    The Home Equity Loan Schedule shall set forth the following information with respect to the Home Equity Loans of a Loan Group in the aggregate as of the Cut-off Date: (1) the number of Home Equity Loans; (2) the current principal balance of the Home Equity Loans; (3) the weighted average Mortgage Rate of the Home Equity Loans; and (4) the weighted average maturity of the Home Equity Loans. The Home Equity Loan Schedule shall set forth the aggregate Stated Principal Balance of the Home Equity Loans. The Home Equity Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Home Equity Loan, the Cut-off Date shall refer to the related Cut-off Date for such Home Equity Loan, determined in accordance with the definition of Cut-off Date herein.

                    "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

                    "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                    "Index": With respect to each Adjustable Rate Home Equity Loan and each related Adjustment Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available as of a date as specified in the related Mortgage Note.

                    "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Home Equity Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing home equity loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                    "Interest Accrual Period": For any Distribution Date and the Group 1 Certificates (other than the Class P-F and Class X-F Certificates) and the Class B-IOV Certificates, the one-month period preceding the month in which such Distribution Date occurs, and all distributions of interest on the Group 1 Certificates (other than the Class P-F and Class X-F Certificates) and the Class B-IOV Certificates will be based on a 360-day year consisting of twelve 30-day months. For any Distribution Date and the Group 2 Certificates (other than the Class B-IOV, Class X-V and the Class P-V Certificates) is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date, and all distributions of interest on the Group 2 Certificates (other than the Class B-IOV, Class X-V and Class P-V Certificates) will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

                    "Interest Carry Forward Amount": With respect to any Distribution Date and any Class of Class A Certificates or Subordinated Offered Certificates or Class B-IO Certificates, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class of Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any Interest Carry Forward Amount for such Class of Certificates remaining unpaid from the previous Distribution Date, plus accrued interest on such sum calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period such amount remained outstanding.

                    "Interest Determination Date": With respect to the Adjustable Rate Certificates and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

                    "Interest Distribution Amount": With respect to any Distribution Date and any Class A Certificates, any Subordinated Offered Certificates, any Class X Certificates, any B-IOF Certificates and any Class B-IOV Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

                    "Interest Remittance Amount": With respect to any Distribution Date and Loan Group, that portion of the Available Distribution Amount (including any Prepaid Interest Deposit Amounts) for such Distribution Date and Loan Group allocable to interest.

                    "Late Collections": With respect to any Home Equity Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

                    "Liquidation Event": With respect to any Home Equity Loan, any of the following events: (i) such Home Equity Loan is paid in full; (ii) a Final Recovery Determination is made as to such Home Equity Loan; or (iii) such Home Equity Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to Section 9.01.

                    "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Home Equity Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Home Equity Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01. "Loan Group": Either Loan Group 1 or Loan Group 2.

                    "Loan Group 1": The Original Home Equity Loans and Subsequent Home Equity Loans identified on the Home Equity Loan Schedule as Loan Group 1.

                    "Loan Group 2": The Original Home Equity Loans and Subsequent Home Equity Loans identified on the Home Equity Loan Schedule as Loan Group 2.

                    "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Home Equity Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                    "London Business Day": Any day on which banks in the City of London are open and conducting transactions in United States dollars.

                    "Loss Severity Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Home Equity Loan and the denominator of which is the principal balance of such Home Equity Loan immediately prior to the liquidation of such Home Equity Loan.

                    "Master Servicer": Long Beach Mortgage Company or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                    "Master Servicer Event of Default": One or more of the events described in Section 7.01.

                    "Master Servicer Prepayment Charge Payment Amount": With respect to either Loan Group, the amounts payable by the Master Servicer in respect of any waived Prepayment Charges with respect to such Loan Group pursuant to Section 2.03(c)(ii).

                    "Master Servicer Remittance Date": With respect to any Distribution Date, 3:00 p.m. New York time on the Business Day prior to the Distribution Date.

                    "Master Servicer Termination Test": With respect to any Distribution Date, the Master Servicer Termination Test will be failed with respect to the Master Servicer if the Cumulative Loss Percentage exceeds 6.125%.

                    "Maximum Mortgage Rate": With respect to each Adjustable Rate Home Equity Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                    "Minimum Mortgage Rate": With respect to each Adjustable Rate Home Equity Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                    "Monthly Payment": With respect to any Home Equity Loan, the scheduled monthly payment of principal and interest on such Home Equity Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Home Equity Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Home Equity Loan are paid when due.

                    "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                    "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                    "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Home Equity Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                    "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, regarding the sale of the Home Equity Loans by the Seller to the Depositor substantially in the form of Exhibit D annexed hereto.

                    "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Home Equity Loan.

                    "Mortgage Pool": The pool of Home Equity Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

                    "Mortgage Rate": With respect to each Home Equity Loan, the annual rate at which interest accrues on such Home Equity Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to each Adjustable Rate Home Equity Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Home Equity Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Home Equity Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Home Equity Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Home Equity Loan became an REO Property.

                    "Mortgaged Property": The underlying property securing a Home Equity Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                    "Mortgagor": The obligor on a Mortgage Note.

                    "Net Monthly Excess Cashflow": With respect to any Distribution Date and a Loan Group, the sum of (i) any Overcollateralization Reduction Amount for such Distribution Date and related Certificate Group and (ii) the excess of (x) the Available Distribution Amount for such Distribution Date and such Loan Group over (y) the sum for such Distribution Date of (A) the Senior Interest Distribution Amount payable to the holders of the related Class A Certificates and the Interest Distribution Amount payable to the holders of the related Subordinated Certificates and (B) the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Distribution Amount for such Loan Group.

                    "Net Mortgage Rate": With respect to any Home Equity Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Home Equity Loan minus the Servicing Fee Rate.

                    "Net WAC Pass-Through Rate": As of any Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding related Home Equity Loans, weighted based on their Scheduled Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs in the case of the Group 2 Loans, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                    "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

                    "NIMs Insurer": RVI Guaranty Co., Ltd. or any successor thereto that is guaranteeing certain payments under notes issued by a trust, the principal assets of which include percentage interests of the Class X, Class B-IO and Class P Certificates.

                    "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Home Equity Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Home Equity Loan or REO Property as provided herein.

                    "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Home Equity Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Home Equity Loan or REO Property as provided herein.

                    "Non-United States Person": Any Person other than a United States Person.

                    "Notional Amount": As of the Cut-Off Date as to each of the following Classes of Certificates, the Notional Amounts thereof are as follows:

CLASS B-IOF Certificates	-	$31,000,000
CLASS B-IOV Certificates	-	$90,000,000

Thereafter, the Notional Amount for these Certificates shall equal the lesser of (a) the amount stated above and (b) the outstanding aggregate Stated Principal Balance of the Home Equity Loans of the related Loan Group plus amounts in the related Pre-Funding Account. Each Notional Amount will be $0 on and after the 30th Distribution Date.

                    "Officers' Certificate": With respect to the Depositor and the Seller, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated) or an authorized agent, and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or Seller, as applicable. With respect to the Master Servicer, any officer who is authorized to act for the Master Servicer in matters relating to this Agreement, and whose action is binding upon the Master Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

                    "One-Month LIBOR": With respect to the Adjustable Rate Certificates and any Interest Accrual Period therefor, the rate determined by the Trustee on the related Interest Determination Date (or with respect to the initial Interest Accrual Period, on the Closing Date based on information available on the related Interest Determination Date) on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trustee shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

                    "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer and which shall be acceptable to the Trustee (which acceptance shall not be unreasonably withheld), except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                    "Operative Documents": The Mortgage Loan Purchase Agreement, the Subsequent Transfer Agreements and any other related documents.

                    "Original Home Equity Loan": Any of the Home Equity Loans included in REMIC I as of the Closing Date.

                    "Overcollateralized Amount": For each Certificate Group and as of any Distribution Date and related Loan Group, the excess, if any, of (a) the aggregate Stated Principal Balances of the Home Equity Loans and REO Properties in such Loan Group immediately following such Distribution Date plus the amount on deposit in the related Pre-Funding Account (exclusive of investment earnings) over (b) the sum of the aggregate Certificate Principal Balances of the related Class A Certificates and the Subordinated Offered Certificates as of such Distribution Date (after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Distribution Amount for such Loan Group on such Distribution Date).

                    "Overcollateralization Deficiency Amount": With respect to any Distribution Date and either Loan Group, the excess, if any, of (a) the Required Overcollateralized Amount for the related Certificate Group applicable to such Distribution Date over (b) the Overcollateralized Amount for such Certificate Group applicable to such Distribution Date prior to taking into account the payment of any Overcollateralization Increase Amount on such Distribution Date.

                    "Overcollateralization Increase Amount": With respect to any Distribution Date and either Certificate Group, the lesser of (a) the Overcollateralization Deficiency Amount for such Certificate Group as of such Distribution Date (after taking into account the payment of the Principal Distribution Amount of the related Loan Group on such Distribution Date, exclusive of the payment of any Overcollateralization Increase Amount for the related Certificate Group) and (b) the amount of Accrued Certificate Interest payable on the related Class X Certificates on such Distribution Date as reduced by Realized Losses allocated thereto for such Loan Group with respect to such Distribution Date pursuant to Section 4.04.

                    "Overcollateralization Reduction Amount": With respect to any Distribution Date and either Certificate Group, an amount equal to the lesser of (a) the Excess Overcollateralized Amount for such Certificate Group and (b) the sum of the amounts available for distribution specified in clauses (b)(i) through (iii) of the definition of Principal Distribution Amount for the related Loan Group.

                    "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                    "Pass-Through Rate": Any of the Class AF1 Pass-Through Rate, the Class AF2 Pass-Through Rate, the Class AF3 Pass-Through Rate, the Class AF4 Pass-Through Rate, the Class AF5 Pass-Through Rate, the Class AF6 Pass Through Rate, the Class M1F Pass-Through Rate, the Class M2F Pass-Through Rate, the Class BF Pass-Through Rate, the Class B-IOF Pass-Through Rate, the Class AV Pass-Through Rate, the Class M1V Pass-Through Rate, the Class M2V Pass-Through Rate, the Class BV Pass-Through Rate, and the Class B-IOV Pass-Through Rate, as applicable.

                    "Percentage Interest": With respect to any Class of Offered Certificates, the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance of all of the Certificates of such Class. The Offered Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1,000 in excess thereof. The Class P Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $20 and integral multiples thereof. The Class X Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1,000 in excess thereof; provided, however, that a single Certificate of such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance of such Class or to an otherwise authorized denomination for such Class plus such remainder. The Class B-IO Certificates are issuable only in minimum Percentage Interests of $25,000 and integral multiples of $1,000 corresponding to the respective Notional Amount of such Certificates. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and multiples thereof.

                    "Periodic Rate Cap": With respect to each Adjustable Rate Home Equity Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Home Equity Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                    "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

(iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds, including money market funds advised by the Trustee or an Affiliate thereof, that have been rated "AAA" by Fitch (if rated by Fitch), "Aaa" by Moody's and "AAA" by Standard & Poor's Ratings Services, a divisions of the McGraw-Hill Companies; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                    "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                    "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                    "P&I Advance": As to any Home Equity Loan or REO Property of a Loan Group, any advance made by the Master Servicer in respect of any Distribution Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Home Equity Loans of the related Loan Group and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.03.

                    "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and Section 4975 of the Code.

                    "Pre-Funding Account": Either of the Group 1 Pre-Funding Account or the Group 2 Pre-Funding Account.

                    "Pre-Funding Period": With respect to each Loan Group, the period commencing on the Closing Date and ending on the earlier to occur of (i) the date on which the amount on deposit in the Pre-Funding Accounts (exclusive of any investment earnings) is less than $100,000 and (ii) November 30, 2000.

                    "Prepayment Assumption": With respect to the Home Equity Loans for Loan Group 1, 120% of the Structuring Assumption. The Structuring Assumption assumes a constant prepayment rate ("CPR") of 4.0% per annum of the then unpaid Stated Principal Balance of such Home Equity Loan in the first month of the life of such Home Equity Loan and an additional 1.455% per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such home equity loans, 100% Structuring Assumption assumes a CPR of 20%. A prepayment rate for the Home Equity Loans for Loan Group 2 of 27% CPR. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes. A CPR (or Constant Prepayment Rate) represents an annualized constant assumed rate of prepayment each month of a pool of home equity loans relative to its outstanding principal balance for the life of such pool.

                    "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Master Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note and held from time to time as a part of the Trust Fund.

                    "Prepayment Charge Schedule": As of any date, the list of Home Equity Loans that permit collection of Prepayment Charges included in the Trust Fund on such date, attached hereto as Schedule 2 (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule may be part of the Home Equity Loan Schedule, and shall set forth the following information with respect to each related Home Equity Loan by Loan Group:

(i) the Master Servicer's Home Equity Loan identifying number;

(ii) a code indicating the type of Prepayment Charge;

(iii) the state of origination of the related Home Equity Loan;

(iv) the date on which the first Monthly Payment was due on the related Home Equity Loan;

(v) the term of the related Home Equity Loan; and

(vi) the principal balance of the related Home Equity Loan as of the Cut-off Date.

                    The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement.

                    "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Home Equity Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

                    "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

                    "Prepaid Interest Deposit Amount": With respect to the Distribution Dates in September and October 2000 and each Original Home Equity Loan that does not have a Due Date in the related Due Period, an amount equal to 30 days' interest on the Stated Principal Balance of such Original Home Equity Loans at the related Net Mortgage Rate.

                    "Principal Distribution Amount": With respect to any Distribution Date and either Loan Group, the lesser of:

(a)	the excess of the Available Distribution Amount for such Loan Group over the amount payable on the Class A Certificates and the Subordinated Certificates pursuant to Section 4.01(a)(1); and

(b)	the sum of:

(i) the principal portion of each Monthly Payment on the Home Equity Loans of such Loan Group due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii) the Stated Principal Balance of any Home Equity Loan of such Loan Group that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Home Equity Loan of such Loan Group pursuant to Section 2.03 during the related Prepayment Period;

(iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period with respect to such Loan Group, net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date and such Loan Group;

(iv) the principal portion of any Realized Losses incurred on the Home Equity Loans of such Loan Group during the related Prepayment Period to the extent covered by Net Monthly Excess Cashflow of the related Loan Group for such Distribution Date; and

(v) the amount of any Overcollateralization Increase Amount for such Distribution Date and related Certificate Group to the extent covered by Net Monthly Excess Cashflow of such Loan Group for such Distribution Date;

minus:

(vi) the amount of any Overcollateralization Reduction Amount for such Loan Group for such Distribution Date.

                    "Principal Prepayment": Any payment of principal made by the Mortgagor on a Home Equity Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any Prepayment Charge that may have been collected by the Master Servicer in connection with such payment of principal) representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                    "PTCE": A Prohibited Transaction Class Exemption.

                    "Purchase Price": With respect to any Home Equity Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Home Equity Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Home Equity Loan or REO Property and any P&I Advances previously reimbursed to the Master Servicer pursuant to Section 3.11(a)(iv), (iv) any amounts previously withdrawn from the Collection Account in respect of such Home Equity Loan or REO Property pursuant to Section 3.11(a)(ix) and Section 3.16(b), and (v) in the case of a Home Equity Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

                    "Qualified Substitute Home Equity Loan": A home equity loan substituted for a Deleted Home Equity Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Home Equity Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Home Equity Loan, (iii) with respect to each Adjustable Rate Home Equity Loan have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Home Equity Loan, (iv) with respect to each Adjustable Rate Home Equity Loan have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Home Equity Loan, (v) with respect to each Adjustable Rate Home Equity Loan have a Gross Margin equal to the Gross Margin of the Deleted Home Equity Loan, (vi) with respect to each Adjustable Rate Home Equity Loan have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Home Equity Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Home Equity Loan, (viii) have the same Due Date as the Due Date on the Deleted Home Equity Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Home Equity Loan as of such date, (x) have a risk grading determined by the Master Servicer at least equal to the risk grading assigned on the Deleted Home Equity Loan and (xi) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement. In the event that one or more home equity loans are substituted for one or more Deleted Home Equity Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such Home Equity Loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such Home Equity Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Home Equity Loan or in the aggregate, as the case may be.

                    "Rate Cap Agreement": An interest rate cap contract under which the Current WAC Excess for the Adjustable Rate Certificates and the Certificateholder's Interest Index Carryover is paid.

                    "Rating Agency or Rating Agencies": Moody's and Fitch or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

                    "Realized Loss": With respect to each Home Equity Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Home Equity Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Home Equity Loan and (B) on a principal amount equal to the Stated Principal Balance of such Home Equity Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Home Equity Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Home Equity Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Home Equity Loan pursuant to Section 3.11(a)(iii).

                    With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Home Equity Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Home Equity Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Home Equity Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Home Equity Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Home Equity Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (v) the aggregate of all P&I Advances made by the Master Servicer in respect of such REO Property or the related Home Equity Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

                    With respect to each Home Equity Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Home Equity Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Home Equity Loan as reduced by the Deficient Valuation.

                    With respect to each Home Equity Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                    "Record Date": With respect to any Distribution Date and the Fixed Rate Certificates (and any Definitive Certificates), the close of business on the last Business Day of the month immediately preceding the month in which such applicable Distribution Date occurs. With respect to any Distribution Date and the Adjustable Rate Certificates (other than any Definitive Certificates) the Business Day prior to such Distribution Date.

                    "Reference Banks": Bankers Trust Company of California, N.A., Barclay's Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Trustee.

                    "Refinanced Home Equity Loan": A Home Equity Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                    "Regular Certificate": As specified in the Preliminary Statement.

                    "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                    "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                    "Relief Act Interest Shortfall": With respect to any Distribution Date and any Home Equity Loan, any reduction in the amount of interest collectible on such Home Equity Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                    "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                    "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Home Equity Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Home Equity Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) to the extent conveyed pursuant to Section 2.01 and (v) the Collection Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amount, amounts in the Pre-Funding Accounts, the Capitalized Interest Accounts and the Group 2 Reserve Fund), the Distribution Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amount, amounts in the Pre-Funding Accounts, the Capitalized Interest Accounts and the Group 2 Reserve Fund) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Home Equity Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made on or before the Cut-off Date and the Supplemental Interest Reserve Fund and Rate Cap Agreement.

                    "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Class R-II Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                    "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II.

                    "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the REMIC III Certificateholders pursuant to Section 2.09, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                    "REMIC III Certificate": Any Regular Certificate or Class R-III Certificate.

                    "REMIC III Certificateholder": The Holder of any REMIC III Certificate.

                    "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                    "Remittance Report": A report in form mutually agreed to between the Trustee and the Master Servicer on a magnetic disk or tape prepared by the Master Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Master Servicer.

                    "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                    "REO Account": Each of the accounts maintained, or caused to be maintained, by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

                    "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

                    "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Home Equity Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

                    "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Home Equity Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Home Equity Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Home Equity Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                    "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                    "Request for Release": A release signed by a Servicing Officer, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, in the form of Exhibit E-1 or Exhibit E-2 attached hereto.

                    "Required Overcollateralized Amount": With respect to each Loan Group and any Distribution Date (i) prior to the Stepdown Date for the related Certificate Group, $9,375,000 for Loan Group 1 and (a) on the first Distribution Date $8,438,000 and (b) after the first Distribution Date but before the Stepdown Date $22,500,000 for Loan Group 2 (ii) on or after the Stepdown Date for the related Certificate Group provided a Trigger Event is not in effect, the greater of (x) 5.00% for Loan Group 1 and 4.00% for Loan Group 2 of the aggregate Stated Principal Balance of the Home Equity Loans in the related Loan Group as of the last day of the related Due Period and (y) $1,875,000 for Loan Group 1 and $5,625,000 for Loan Group 2 and (iii) on or after the Stepdown Date for the related Certificate Group and if a Trigger Event is in effect with respect to such Certificate Group, the Required Overcollateralized Amount for such Loan Group for the immediately preceding Distribution Date.

                    "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                    "Residential Dwelling": Any one of the following: (i) an attached or detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (unless such mobile or manufactured home is treated as real property under applicable state law).

                    "Residual Certificates": As specified in the Preliminary Statement.

                    "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                    "Responsible Officer": When used with respect to the Trustee, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                    "Scheduled Principal Balance": With respect to any Home Equity Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Home Equity Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Home Equity Loan, the Scheduled Principal Balance of such Home Equity Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Home Equity Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Home Equity Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Home Equity Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                    "Seller": Long Beach Mortgage Company, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                    "Senior Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for the related Class A Certificates and (ii) the Interest Carry Forward Amount with respect to such Class A Certificates.

                    "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                    "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Home Equity Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.14, Section 3.16 and Section 3.23. The Master Servicer shall not be required to make any Nonrecoverable Servicing Advances.

                    "Servicing Fee": With respect to each Home Equity Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Home Equity Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                    "Servicing Fee Rate": 0.50% per annum; provided, however, that if the Back-Up Servicer has assumed the duties of the Master Servicer, the Servicing Fee Rate shall be as specified in the Back-Up Servicing Agreement.

                    "Servicing Officer": Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Home Equity Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                    "Single Certificate": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $1,000. With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

                    "Special Distribution Date": November 30, 2000.

                    "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such pursuant to Section 10.01(b) hereof.

                    "Stated Principal Balance": With respect to any Home Equity Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Home Equity Loan would be distributed, the Scheduled Principal Balance of such Home Equity Loan as of the Cut-off Date, as shown in the Home Equity Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Home Equity Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Home Equity Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                    "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

                    "Stepdown Date": With respect to either Loan Group for any Distribution Date, the Distribution Date occurring in September 2003.

                    "Subordinated Certificates": As specified in the Preliminary Statement.

                    "Subordinated Offered Certificates": As specified in the Preliminary Statement.

                    "Subsequent Home Equity Loan": Any of the home equity loans transferred and assigned to the Trustee pursuant to (i) the provisions of a Subsequent Transfer Agreement and (ii) the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the home equity loans so held being identified on the Home Equity Loan Schedule for the related Subsequent Transfer Date, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. When used with respect to a single Subsequent Transfer Date, "Subsequent Home Equity Loan" shall mean a Subsequent Home Equity Loan conveyed to the Trust Fund on such Subsequent Transfer Date.

                    "Subsequent Transfer Agreement": A Subsequent Transfer Agreement substantially in the form of Exhibit H hereto, executed and delivered by the Seller, the Depositor and the Trustee as provided in Section 2.11(a).

                    "Subsequent Transfer Date": For any Subsequent Transfer Agreement, the "Subsequent Transfer Date" identified in such Subsequent Transfer Agreement; provided, however, the Subsequent Transfer Date for any Subsequent Transfer Agreement may not be a date earlier than the date on which the Subsequent Transfer Agreement is executed and delivered by the parties thereto pursuant to Section 2.11(a).

                    "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                    "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

                    "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Home Equity Loans as provided in Section 3.02.

                    "Substitution Shortfall Amount": As defined in Section 2.03(d).

                    "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                    "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

                    "Termination Payment": As defined in the Cap Agreement.

                    "Termination Price": As defined in Section 9.01.

                    "Terminator": As defined in Section 9.01.

                    "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                    "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                    "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                    "Trigger Event": A Trigger Event with respect to a Certificate Group has occurred with respect to a Distribution Date if the Delinquency Percentage for the related Loan Group exceeds 50.0% for Loan Group 1 or 40% for Loan Group 2 of the related Credit Enhancement Percentage.

                    "Trust": Asset Backed Securities Corporation Long Beach Home Equity Loan Trust 2000-LB1, Series 2000-LB1, the trust created under this Agreement.

                    "Trust Cap Payment Amount": For any Distribution Date, the sum of the Cap Premium for such Distribution Date and the Cap Premium Carryover for such Distribution Date.

                    "Trust Fund": The corpus of the trust created hereunder consisting of (i) the Home Equity Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Home Equity Loans on or before the related Cut-off Date; (ii) the Collection Account, the Distribution Account, the Pre-Funding Accounts and the Capitalized Interest Accounts and, in the case of the Group 2 Certificates, the rights under the Cap Agreement and the Group 2 Reserve Fund and Supplemental Interest Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement (including, without limitation, amounts received from the Seller on the Closing Date which shall be deposited by the Trustee in the Collection Account pursuant to Section 2.01); (iii) property that secured a Home Equity Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (iv) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

                    "Trustee": Bankers Trust Company of California, N.A. a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

                    "Trustee's Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

                    "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                    "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                    "Unpaid Realized Loss Amount": With respect to any Class of Subordinated Certificates and as to any Distribution Date, the excess of (i) Applied Realized Loss Amounts with respect to that Class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of that Class.

                    "Unutilized Pre-Funding Amount": The Pre-Funding Amount immediately after the end of the Pre-Funding Period.

                    "Value": With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Home Equity Loan at the time of origination of the Home Equity Loan by an appraiser who met the minimum requirements of Fannie Mae, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Home Equity Loan, provided, however, in the case of a Refinanced Home Equity Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Home Equity Loan at the time of origination of such Refinanced Home Equity Loan by an appraiser who met the minimum requirements of Fannie Mae.

                    "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 93% of all voting rights will be allocated among all Holders of the Offered Certificates in proportion to their then outstanding Certificate Principal Balances, 1% and 1%, respectively, of all voting rights will be allocated among the Holders of the Class X-F Certificates and Class X-V Certificates 1% and 1%, respectively, of all voting rights will be allocated among the Holders of the Class B-IOF Certificates and Class B-IOV Certificates; 1% and 1%, respectively, of all voting rights will be allocated among the Holders of the Class P-F Certificates and the Class P-V Certificates, and 1% of all voting rights will be allocated among Holders of the Residual Certificates, in each case in proportion to the percentage interests evidenced by their respective Certificates.

SECTION 1.02.	Allocation of Certain Interest Shortfalls.

                    For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates, the Subordinated Certificates and the Class X Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfall incurred in respect of the Home Equity Loans for any Distribution Date shall be allocated first, among the Class X Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Notional Amount of each such Certificate and thereafter, among the Class A Certificates and the Subordinated Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses incurred for any Distribution Date shall be allocated among the Class X Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Notional Amount of each such Certificate.

SECTION 1.03.	Designation of Interests in REMICs.

                    (a) The Trustee shall elect that each of REMIC I, REMIC II and REMIC III shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. Fees and expenses of the Trust Fund shall be paid from REMIC I.

                    (b) REMIC I will be evidenced by (x) the Class IB-IOF, Class IQ-F, Class IB-IOV, Class IQ-V, Class P-F and Class P-V Certificates (together, the "REMIC I Regular Interests"), which (i) (except in the case of Class P-F and Class P-V Certificates) will be uncertificated and non-transferable, and (ii) are hereby designated as the "regular interests" in REMIC I and (y) the Class R-I Certificates, which are hereby designated as the single "residual interest" in REMIC I (the REMIC I Regular Interests, together with the Class R-I Certificates, the "REMIC I Certificates"). The Class IB-IOF, Class IQ-F and Class P-F Certificates will be referred to as the "REMIC I Group 1 Regular Interests" and the Class IB-IOV, Class IQ-V and Class P-V Certificates will be referred to as the "REMIC I Group 2 Regular Interests." The REMIC I Regular Interests shall be recorded on the records of REMIC I as being issued to and held by the Trustee on behalf of REMIC II.

                    The REMIC I Certificates will have the following designations, initial principal balances and pass-through rates:

         REMIC I                           Initial              Pass-Through
         Certificates                      Balance                  Rate
         ------------                    --------------         ------------

         P-F                             $          100             0% (3)
         P-V                             $          100             0% (3)
         IB-IOF                          $   31,000,000            (1)
         IQ-F                            $  343,999,900            (1)
         IB-IOV                          $   90,000,000            (2)
         IQ-V                            $1,034,999,900            (2)
         R-I                             $            0             0%
(1)	The pass-through rate on these REMIC I Regular Interests shall for the first four Interest Accrual Periods shall be 8.60% and at any time of determination thereafter shall equal the Net WAC Pass-Through Rate of the Home Equity Loans in Group 1.

(2)	The pass-through rate on these REMIC I Regular Interests for the first four Interest Accrual Periods shall be 9.35% and at any time of determination thereafter shall equal the Net WAC Pass-Through Rate of the Home Equity Loans in Group 2.

(3)	The Class P-F and Class P-V Certificates shall not be entitled to interest but shall be entitled to receive all Prepayment Charges collected with respect to the Home Equity Loans in each of Group 1 and Group 2, respectively. Such Prepayment Charges shall not be available for distribution with respect to any other Class of REMIC I Certificates. The Prepayment Charges received by the Class P-F and Class P-V Certificates shall not be applied to the principal balance of those Certificates.

                    On each Distribution Date, principal collections and Realized Losses on the Home Equity Loans in Group 1 shall be allocated sequentially, in reverse order to which they are listed above, to the REMIC I Group 1 Regular Interests until the principal balance of each such class is reduced to zero. All principal collections and Realized Losses on the Home Equity Loans in Loan Group 2 shall be allocated sequentially, in reverse order to which they are listed above, to the REMIC I Group 2 Regular Interests until the principal balance of each such class is reduced to zero. Notwithstanding the above, the Class P-F and Class P-V Certificates shall not be entitled to any principal collections so long as the Class IQ-F and Class IQ-V Interests remain outstanding, respectively. Any principal collections otherwise payable to the Class P-F and Class P-V Certificates will instead be payable to the Class IQ-F and Class IQ-V Interests, respectively, until the principal balance of the Class IQ-F and Class IQ-V Interests, respectively, have been reduced to zero, and any remaining principal collections on the Home Equity Loans in Group 1 and Group 2, respectively, shall be payable to the Class P-F and Class P-V Certificates, respectively, to the extent of their respective Certificate Principal Balances. The Class R-I Certificates shall have no principal balance and no pass-through rate and shall be entitled to only those distributable assets, if any, remaining in REMIC I on each Distribution Date after all amounts required to be distributed to the REMIC I Regular Interests and applicable Trust Fund expenses have been paid.

                    (c) REMIC II will be evidenced by (x) the Class IIAF1, Class IIAF2, Class IIAF3, Class IIAF4, Class IIAF5, Class IIAF6, Class IIM1F, Class IIM2F, Class IIBF, Class IIB-IOF, Class IIQ-F, Class IIAV, Class IIM1V, Class IIM2V, Class IIBV, Class IIB-IOV and Class IIQ-V (the "REMIC II Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and (y) the Class R-II Certificates, which are hereby designated as the single "residual interest" in REMIC II (the REMIC II Regular Interests, together with the Class R-II Certificates, the "REMIC II Certificates"). The Class IIAF1, Class IIAF2, Class IIAF3, Class IIAF4, Class IIAF5, Class IIAF6, Class IIM1F, Class IIM2F, Class IIBF, Class IIB-IOF, Class IIQ-F will be referred to as the REMIC II Group 1 Regular Interests and the Class IIAV, Class IIM1V, Class IIM2V, Class IIBV, Class IIB-IOV and Class IIQ-V will be referred to as the REMIC II Group 2 Regular Interests. The REMIC II Regular Interests shall be recorded on the records of REMIC II as being issued to and held by the Trustee on behalf of REMIC III.

                    Any Net Monthly Excess Cashflow that is used to pay the Overcollateralization Increase Amount (the "Turbo Amount") and that is payable from interest on the Home Equity Loans in Group 1 will not be paid directly as principal to the REMIC II Group 1 Regular Interests, but instead a portion of the interest payable with respect to the Class IIQ-F Interest which equals 1% of the Turbo Amount will be payable as a reduction of the principal balances of the REMIC II Group 1 Regular Interests which are entitled to receive principal ("REMIC II Group 1 Offered Interests") in the same manner in which the Turbo Amount is allocated among the Group 1 Offered Certificates, respectively (and will be accrued and added to principal on the Class IIQ-F Interests) and that is payable from interest on the Home Equity Loans. Principal payments on the Home Equity Loans shall be allocated 99% to the Class IIQ-F Interests, and 1% to the REMIC II Group 1 Offered Interests until paid in full. The aggregate amount of principal allocated to the REMIC II Group 1 Offered Interests shall be apportioned among such classes in the same manner as principal is payable with respect to the Group 1 Offered Certificates, respectively. Notwithstanding the above, principal payments on the REMIC II Group 1 Regular Interests that are attributable to the Excess Overcollateralization Amount shall be allocated to the Class IIQ-F Interests. Realized Losses shall be applied such that after all distributions have been made on such Distribution Date (i) the principal balances of the REMIC II Group 1 Offered Interests are each 1% of the principal balances of the Group 1 Offered Certificates, respectively; and (ii) the aggregate principal balance of the Class IIQ-F Interests is equal to the Loan Balance of the Group 1 Home Equity Loans less an amount equal 1% of the aggregate Certificate Principal Balances of the Group 1 Certificates.

                    The Turbo Amount that is payable from interest on the Home Equity Loans in Group 2 will not be paid directly as principal to the REMIC II Group 2 Regular Interests, but instead a portion of the interest payable with respect to the Class IIQ-V Interest which equals 1% of the Turbo Amount will be payable as a reduction of the principal balances of the REMIC II Group 2 Regular Interests which are entitled to receive principal ("REMIC II Group 2 Offered Interests") in the same manner in which the Turbo Amount is allocated among the Group 2 Offered Certificates, respectively (and will be accrued and added to principal on the Class IIQ-V Interests) and that is payable from interest on the Home Equity Loans. Principal payments on the Home Equity Loans shall be allocated 99% to the Class IIQ-V Interests, and 1% to the REMIC II Group 2 Offered Interests until paid in full. The aggregate amount of principal allocated to the REMIC II Group 2 Offered Interests shall be apportioned among such classes in the same manner as principal is payable with respect to the Group 2 Offered Certificates, respectively. Notwithstanding the above, principal payments on the REMIC II Group 2 Regular Interests that are attributable to the Excess Overcollateralization Amount shall be allocated to the Class IIQ-V Interests. Realized Losses shall be applied such that after all distributions have been made on such Distribution Date (i) the principal balances of the REMIC II Group 2 Offered Interests are each 1% of the principal balances of the Group 2 Offered Certificates, respectively; and (ii) the aggregate principal balance of the Class IIQ-V Interests is equal to the Loan Balance of the Group 2 Home Equity Loans less an amount equal 1% of the aggregate Certificate Principal Balances of the Group 2 Certificates.

                    The REMIC II Certificates will have the following designations and pass-through rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:

                                     Pass-        Allocation      Allocation
REMIC II              Initial       Through          of               of
Certificates          Balance        Rate         Principal        Interest
------------          -------       -------       ----------      ----------

IIA1F             $    1,048,000      (1)            (5)           (6), (7)
IIA2F             $      735,000      (1)            (5)           (6), (7)
IIA3F             $      347,000      (1)            (5)           (6), (7)
IIA4F             $      422,000      (1)            (5)           (6), (7)
IIAF5             $      223,000      (1)            (5)           (6), (7)
IIAF6             $      375,000      (1)            (5)           (6), (7)
IIM1F             $      253,130      (1)            (5)           (6), (7)
IIM2F             $      196,870      (1)            (5)           (6), (7)
IIBF              $      140,620      (1)            (5)           (6), (7)
IIB-IOF           $            0      (3)            N/A           B-IOF
IIQ-F             $  371,259,280      (1)            (5)           (6), (7)
IIAV              $    9,112,500      (2)            (5)           (6), (8)
IIM1V             $      843,750      (2)            (5)           (6), (8)
IIM2V             $      646,870      (2)            (5)           (6), (8)
IIBV              $      562,500      (2)            (5)           (6), (8)
IIB-IOV           $            0      (4)            N/A           B-IOV
IIQ-V             $1,113,834,280      (2)            (5)           (6), (8)
R-II              $            0       0%            N/A           N/A

_______________

(1)	The pass-through rate on these REMIC II Regular Interests shall at any time of determination equal the Net WAC Pass-Through Rates of the REMIC I Group 1 Regular Interests, after first subtracting 4.125% from the pass-through rates of each of such regular interests (other than the Class IQ-F Interests) for the Distribution Dates 1-30.

(2)	The Pass-Through Rate on these REMIC II Regular Interests shall at any time of determination equal the Net WAC Pass-Through Rates of the REMIC I Group 2 Regular Interests, after first subtracting 4.125% from the pass-through rates of each of such regular interests (other than the Class IQ-V Interests) for the Distribution Dates 1-30.

(3)	Interest on the Class IIB-IOF will equal a strip of interest off the principal balance of the Class IB-IOF Interest at 4.125% per annum for the first 30 Distribution Dates and 0% thereafter.

(4)	Interest on the Class IIB-IOV will equal a strip of interest off the principal balance of the Class IB-IOV Interest at 4.125% per annum for the first 30 Distribution Dates and 0% thereafter.

(5)	Principal will be allocated to and apportioned among the Offered Certificates in the same proportion as principal is payable with respect to such Certificates, except that a portion of such principal in an amount up to the Excess Overcollateralization Amount for each of the Group 1 and Group 2 Certificates shall first be allocated as a payment of interest to the Class X-F and Class X-V Certificates, respectively, and all of the principal of each respective Group will be allocated as a payment of interest to the Class X-F and Class X-V Certificates, respectively, after the principal balances of the Group 1 and Group 2 Certificates, respectively, have each been reduced to zero.

(6)	Except as provided in note (7), interest will be allocated among the Offered Certificates in the same proportion as interest is payable on such Certificates.

(7)	Any interest with respect to this REMIC II Group 1 Regular Interest in excess of the product of (i) 100 times the weighted average coupon of the REMIC II Group 1 Offered Interests, where each of such classes, other than the Class IIQ-F Interests is first subject to a cap and floor equal to the Group 1 Offered Certificates Pass-Through Rates, respectively, and the Class IIQ-F Interests are subject to a cap equal to 0%, and (ii) the principal balance of this REMIC II Regular Interest, will be allocated to the Class X-F Certificates and not allocated to the Group 1 Certificates. However, the Class X-F Certificates shall be subordinated to the extent provided in Section 4.04.

(8)	Any interest with respect to this REMIC II Group 2 Regular Interest in excess of the product of (i) 100 times the weighted average coupon of the REMIC II Group 2 Offered Interests, where each of such classes, other than the Class IIQ-V Interests is first subject to a cap and floor equal to the lesser of the Group 2 Offered Certificates Pass-Through Rates, respectively, or Group 2 Net WAC Cap and the Class IIQ-V Interests are subject to a cap equal to 0%, and (ii) the principal balance of this REMIC II Regular Interest, will be allocated to the Class X-V Certificates and not allocated to the Group 2 Certificates. However, the Class X-V Certificates shall be subordinated to the extent provided in Section 4.04.

                    On each Distribution Date, available funds, if any, remaining in REMIC II after payments of interest and principal, as designated above, will be distributed to the Class R-II Certificate. It is expected that there will not be any distributions on the Class R-II Certificates.

                    (d) The Group 1 Certificates and the Group 2 Certificates are hereby designated as "regular interests" with respect to REMIC III (the "REMIC III Regular Interests") and the Class R-III Certificate is hereby designated as the single "residual interest" with respect to REMIC III. On each Distribution Date, Available Distribution Amount, if any, remaining in REMIC III after payments of interest and principal as designated herein shall be distributed to the Class R-III Certificates.

                    Solely for the purposes of satisfying Treasury Regulation 1.860G-1(a)(4)(iii) the "latest possible maturity date" for each REMIC Certificate is September 20, 2034.

                    The beneficial ownership interests in REMIC III created hereunder shall be evidenced by the interests having the following characteristics and terms as follows:

                                                             Initial Aggregate           Scheduled Final
        Designation               Pass-Through Rate    Certificate Principal Balance    Distribution Date
        -----------               -----------------    -----------------------------    -----------------
        Class AF1                       7.701%                $ 104,800,000               September 2030
        Class AF2                       7.570%                $  73,500,000               September 2030
        Class AF3                       7.610%                $  34,700,000               September 2030
        Class AF4                       7.825%                $  42,200,000               September 2030
        Class AF5                    8.050%(1)(2)             $  22,300,000               September 2030
        Class AF6                      7.615%(1)              $  37,500,000               September 2030
        Class M1F                      8.240%(1)              $  25,313,000               September 2030
        Class M2F                      8.700%(1)              $  19,687,000               September 2030
        Class BF                       9.290%(1)              $  14,062,000               September 2030
        Class AV                   Adjustable(1)(3)           $ 911,250,000                 August 2030
        Class M1V                  Adjustable(1)(3)           $  84,375,000                 August 2030
        Class M2V                  Adjustable(1)(3)           $  64,687,000                 August 2030
        Class BV                   Adjustable(1)(3)           $  56,250,000                 August 2030
        Class B-IOF                     4.125%                           (4)              September 2030
        Class B-IOV                     4.125%                           (4)                August 2030
        Class X-F                         --                        937,900               September 2030
        Class X-V                         --                      8,437,900                 August 2030
        Class R-III                       --                             (5)              September 2030

_____________________________

(1)	The Pass-Through Rate of these Certificates are subject to a rate cap.

(2)	The Pass-Through Rate will increase to 8.55% after the Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate Stated Principal Balance of the Home Equity Loans as of the related Cut-off Date.

(3)	The Pass-Through Rate will increase to One-Month LIBOR plus 0.52% for the Class AV Certificates, One-Month LIBOR plus 0.90% for the Class MV1 Certificates, One-Month LIBOR plus 1.65% for the M2V Certificates and One-Month LIBOR plus 3.15% for the Class BV Certificates after the Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate Stated Principal Balance of the Home Equity Loans as of the related Cut-off Date.

(4)	These Certificates will accrue interest at their Pass-Through Rate on the applicable Notional Amount.

(5)	These Certificates do not have a Certificate Principal Balance.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.	Conveyance of Home Equity Loans.

                    The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Original Home Equity Loans identified on the Home Equity Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (other than the Depositor's rights under Sections 17 and 18 thereof), and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Original Home Equity Loans (other than payments of principal and interest due on such Home Equity Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

                    If the assignment and transfer of the Original Home Equity Loans and the Subsequent Home Equity Loans and the other property specified in Sections 2.01 and 2.11 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date and each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Original Home Equity Loans and the related Subsequent Home Equity Loans and all other property conveyed to the Trust Fund pursuant to this Sections 2.01 and 2.11 and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law.

                    In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee, or to one or more Custodians as the agent or agents of the Trustee, the following documents or instruments with respect to each Original Home Equity Loan so transferred and assigned and in connection with the transfer and assignment of each Subsequent Home Equity Loan, will deliver or will deliver to, and deposit with, the Trustee, or to one or more Custodians as the agent or agents of the Trustee, the following documents or instruments with respect to each Subsequent Home Equity Loan (each, a "Mortgage File"):

(a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Bankers Trust Company of California, N.A., as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying lost note affidavit executed by the Seller;

(b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(c) an original Assignment of the Mortgage in blank;

(d) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or as contemplated by the immediately preceding clause (c);

(e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(f) the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                    On the Closing Date (i) no more than 1% of the Original Home Equity Loans by Scheduled Principal Balance as of the Cut-off Date may have lost note affidavits in lieu of the original Mortgage Notes and (ii) the Seller shall deliver to the Trustee a copy of the original Mortgage Note for each Home Equity Loan with respect to which a lost note affidavit is delivered.

                    The Master Servicer, in its capacity as Seller, shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Trustee, following the later of the Closing Date (or for a Subsequent Home Equity Loan, the Subsequent Transfer Date) and the date of receipt by the Master Servicer of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(c) and (d) above and shall execute each original Assignment in the following form: "Bankers Trust Company of California, N.A., as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer, in its capacity as Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be completed and submitted for recording with respect to any Home Equity Loan if the Trustee and each Rating Agency has received an opinion of counsel, satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note; provided further, however, notwithstanding the delivery of any opinion of counsel, each assignment of Mortgage shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) failure of the Master Servicer Termination Test, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (iv) if the Seller is not the Master Servicer and with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments of Mortgage, such expense will be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.

                    If any of the documents referred to in Sections 2.01(b), (c) or (d) above has as of the Closing Date (or for a Subsequent Home Equity Loan, as of the Subsequent Transfer Date) been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(f) above, the Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Home Equity Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Home Equity Loan.

                    All original documents relating to the Home Equity Loans that are not delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee, or to the appropriate Custodian on behalf of the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

SECTION 2.02.	Acceptance of REMIC I by the Trustee.

                    Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt (or, with respect to Original Home Equity Loans subject to a Custodial Agreement, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(e)) above and all other assets included in the definition of "REMIC I" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it, or such Custodian as its agent, holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges receipt of the Group 1 Pre-Funding Amount, the Group 2 Pre-Funding Amount, the Group 1 Capitalized Interest Amount and the Group 2 Capitalized Interest Amount for the exclusive use and benefit of all present and future Certificateholders.

                    The Trustee agrees, for the benefit of the Certificateholders, to review (or cause a Custodian on its behalf to review) each Mortgage File on or before the Closing Date with respect to Original Home Equity Loans or Subsequent Transfer Date with respect to Subsequent Home Equity Loans and to certify in substantially the form attached hereto as Exhibit C-1 (or cause the Custodian to certify in the form of the Initial Certification attached to the Custodial Agreement) that, as to each Original Home Equity Loan or Subsequent Home Equity Loan listed in the Home Equity Loan Schedule (other than any Original Home Equity Loan or Subsequent Home Equity Loan paid in full or any Original Home Equity Loan or Subsequent Home Equity Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or such Custodian and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Original Home Equity Loan or Subsequent Home Equity Loan and (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Home Equity Loan Schedule that corresponds to items (i) through (iii), (ix), (xii) and (xviii) through (xx) of the definition of "Home Equity Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee or such Custodian was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(f), whether such title insurance policy insures the priority of the Mortgage as a first lien) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (e) of Section 2.01.

                    Prior to the first anniversary date of this Agreement with respect to the Original Mortgage Loans, or 90 days after the related Subsequent Transfer Date, the Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit C-2 (or shall cause the Custodian to deliver to the Trustee, the Depositor and the Master Servicer a final certification in the form attached to the Custodial Agreement) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

                    If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee (or a Custodian on behalf of the Trustee) shall so notify the Depositor, the Seller, the NIMs Insurer and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer, the NIMs Insurer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Original Home Equity Loan which materially adversely affects such Original Home Equity Loan or the interests of the related Certificateholders in such Original Home Equity Loan, the party discovering such breach shall give prompt written notice to the other parties.

SECTION 2.03.	Repurchase or Substitution of Home Equity Loans by the Seller or the Depositor; Payment of Prepayment Charges in the event of breach.

                    (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Home Equity Loan which materially adversely affects the value of such Home Equity Loan or the interest therein of the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller, as to which the Seller has no knowledge, without regard to the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), the Trustee (or a Custodian on behalf of the Trustee) shall promptly notify the Seller, the NIMs Insurer and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 3.02(b), the Trustee) shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Home Equity Loan from REMIC I at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller, as the case may be, is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Home Equity Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Home Equity Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Home Equity Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Home Equity Loan to be removed from REMIC I (in which case it shall become a Deleted Home Equity Loan) and substitute one or more Qualified Substitute Home Equity Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Home Equity Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                    (b) (i) Subject to Section 2.03(e), within 90 days of the earlier of discovery by the Seller or receipt of notice by the Seller of the breach of any representation or warranty of the Seller set forth in Section 5 or Section 6 of the Mortgage Loan Purchase Agreement with respect to any Home Equity Loan, which materially adversely affects the value of such Home Equity Loan or the interest therein of the Certificateholders, the Seller shall (i) cure such breach in all material respects, (ii) repurchase the Home Equity Loan from REMIC I at the Purchase Price or (iii) remove such Home Equity Loan from REMIC I (in which case it shall become a Deleted Home Equity Loan) and substitute one or more Qualified Substitute Home Equity Loans in the manner and subject to the limitations set forth in Section 2.03(d). The Purchase Price for any repurchased Home Equity Loan shall be delivered to the Master Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall at the Seller's direction release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished by the Seller, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Home Equity Loan released pursuant hereto.

                              (ii) The Depositor hereby represents and warrants that each Original Home Equity Loan in Loan Group 1 and Loan Group 2 has an original Stated Principal Balance of no more than $800,000 and $1,000,000, respectively, except for Home Equity Loans for which the related Mortgaged Property (a) is a two-family property in which case the Stated Principal Balance may be up to $403,750 and $530,000, receptively, (b) is a three-family property in which case the Stated Principal Balance may be up to $317,617.53 and $499,329.46, respectively or (c) is a four-family property in which case the Stated Principal Balance may be up to $399,311.23 and $499,801.30 respectively. Subject to Section 2.03(e), within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of the previous representation with respect to any Home Equity Loan in either Loan Group, which materially adversely affects the value of such Home Equity Loan or the interests therein of the Certificateholders, the Depositor shall (i) cure such breach in all material respects, (ii) repurchase the Home Equity Loan from REMIC I at the Purchase Price or (iii) remove such Home Equity Loan from REMIC I (in which case it shall become a Deleted Home Equity Loan) and substitute one or more Qualified Substitute Home Equity Loans in the manner and subject to the limitations set forth in Section 2.03(d).

                              (iii) The Purchase Price for any repurchased Home Equity Loan shall be delivered to the Master Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall at the Depositor's direction release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished by the Depositor, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Home Equity Loans released pursuant hereto.

                    (c) (i) As promptly as practicable (and no later than 90 days) after the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Home Equity Loan, the Master Servicer shall cure such breach in all material respects.

                              (ii) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge, the Master Servicer shall cure such breach in all material respects. If the representation made by the Master Servicer in Section 2.05(vii) is breached, the Master Servicer must pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and paid by the Master Servicer into the Collection Account; and if the covenant made by the Master Servicer in Section 2.05(viii) is breached, the Master Servicer must pay into the Collection Account the amount of the waived Prepayment Charge.

                    (d) Any substitution of Qualified Substitute Home Equity Loans for Deleted Home Equity Loans made pursuant to Section 2.03(a), in the case of the Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date which is two years after the Closing Date for REMIC I.

                    As to any Deleted Home Equity Loan for which the Seller or the Depositor substitutes a Qualified Substitute Home Equity Loan or Loans, such substitution shall be effected by the Seller or the Depositor, as the case may be, delivering to the Trustee (or a Custodian on behalf of the Trustee), for such Qualified Substitute Home Equity Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Home Equity Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee (or a Custodian on behalf of the Trustee) shall acknowledge receipt for such Qualified Substitute Home Equity Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Home Equity Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor, the Seller, the NIMs Insurer and the Master Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Home Equity Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Home Equity Loans in the month of substitution are not part of REMIC I and will be retained by the Depositor or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Home Equity Loan on or before the Due Date in the month of substitution, and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Home Equity Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Home Equity Loan Schedule to reflect the removal of such Deleted Home Equity Loan from the terms of this Agreement and the substitution of the Qualified Substitute Home Equity Loan or Loans and shall deliver a copy of such amended Home Equity Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Home Equity Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement, and in the case of a substitution effected by the Depositor, all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

                    For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Home Equity Loans for one or more Deleted Home Equity Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Home Equity Loans exceeds the aggregate of, as to each such Qualified Substitute Home Equity Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances. On the date of such substitution, the Depositor or the Seller, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Home Equity Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Home Equity Loan released pursuant hereto.

                    In addition, the Depositor or the Seller, as the case may be, shall obtain at its own expense and deliver to the Trustee and the NIMs Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any of REMIC I, created hereunder, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                    (e) Upon discovery by the Depositor, the Seller, the Master Servicer, the NIMs Insurer or the Trustee that any Home Equity Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller or the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Home Equity Loans for the affected Home Equity Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Home Equity Loan. Such repurchase or substitution shall be made by (i) the Seller, if the affected Home Equity Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Home Equity Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.04, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a), if made by the Seller, or Section 2.03(b), if made by the Depositor. The Trustee shall reconvey to the Depositor or the Seller, as the case may be, the Home Equity Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Home Equity Loan repurchased for breach of a representation or warranty.

SECTION 2.04.	Representations and Warranties of the Depositor.

                    The Depositor hereby represents, warrants and covenants to the Trustee that as of the Closing Date:

                    (i) The Depositor is a corporation duly formed and validly existing under the laws governing its creation and existence, is in compliance with the laws of each state in which any Mortgaged Property or the Depositor is located or doing business and is in good standing in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Depositor has all requisite authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

                    (ii) The execution and delivery of this Agreement and the other Operative Documents to which it is a party by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor's Charter or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

                    (iii) This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                    (iv) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which could materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

                    (v) No litigation, proceeding or investigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor which litigation, proceeding or investigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect the validity or enforceability of the Home Equity Loans or the Depositor's performance hereunder and under the other Operative Documents to which the Depositor is a party.

                    (vi) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributed to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Depositor not misleading.

                    (vii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Home Equity Loan, the Depositor had good and equitable title to each Home Equity Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                    (viii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Original Home Equity Loans to the Trustee on behalf of the Trust; and

                    (ix) The Depositor is solvent and will not be made insolvent by the transfer of the Home Equity Loans, and the Depositor is not aware of any impending insolvency. The Depositor has not transferred the Home Equity Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors.

                    (x) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

                    (xi) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws of any similar statutory provisions in effect in any applicable jurisdiction.

                    (xii) No certificate of an officer, statement furnished in writing or report delivered, or to be delivered pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report not misleading.

SECTION 2.05.	Representations, Warranties and Covenants of the Master Servicer.

                    The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Home Equity Loan and to service the Home Equity Loans in accordance with the terms of this Agreement;

(ii) The Master Servicer has the full power and authority to service each Home Equity Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Home Equity Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

(v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Home Equity Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(vii) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor's full and voluntary principal prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof);

(viii) The Master Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Home Equity Loan and doing so is standard and customary in servicing home equity loans similar to the Home Equity Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Home Equity Loan that is related to a default or a reasonably foreseeable default), and in no event will it waive a Prepayment Charge in connection with a refinancing of a Home Equity Loan that is not related to a default or a reasonably foreseeable default; and

(ix) The Master Servicer covenants that its computer and other systems used in servicing the Home Equity Loans operate in a manner such that the Master Servicer can service the Home Equity Loans in accordance with the terms of this Agreement.

                    It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the NIMs Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Home Equity Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee. The obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches shall constitute the sole remedy against the Master Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Seller contained in the Mortgage Loan Purchase Agreement or pursuant to Section 7.01 hereof.

SECTION 2.06.	Issuance of Class R-I Certificates.

                    The Trustee acknowledges the assignment to it of the Original Home Equity Loans and the delivery to it, or any Custodian on its behalf, of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

SECTION 2.07.	Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

                    The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-II and REMIC III Certificateholders. The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II Certificateholders and REMIC III Certificateholders. The rights of the Class R-II Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests, shall be as set forth in this Agreement.

SECTION 2.08.	Issuance of Class R-II Certificates.

                    The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

SECTION 2.09.	Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by the Trustee.

                    The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the REMIC III Certificateholders. The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Certificateholders. The rights of the REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of the REMIC III Certificates, and all ownership interests evidenced or constituted by the REMIC III Certificates, shall be as set forth in this Agreement.

SECTION 2.10.	Issuance of REMIC III Certificates.

                    The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership interest in REMIC III.

SECTION 2.11.	Subsequent Transfers.

                    (a) Upon five Business Days prior written notice to the Trustee and the NIMs Insurer, the Depositor, the Seller and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement. Subject to the satisfaction of the conditions set forth in Article II and paragraph (b) below and pursuant to the terms of the related Subsequent Transfer Agreement, in consideration of the Trustee's delivery on each Subsequent Transfer Date to or upon the order of the Seller of all or a portion of the balance of funds in the related Pre-Funding Account, the Seller shall on each Subsequent Transfer Date transfer, assign, set over and otherwise convey to the Depositor, without recourse, all the right, title and interest of the Seller in and to each Subsequent Home Equity Loan identified on the Home Equity Loan Schedule the rights of the Seller and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Seller on or with respect to the Subsequent Home Equity Loans (other than the payment of principal and interest due on such Home Equity Loans on or before the Subsequent Cut-off Date), and the Depositor shall simultaneously transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in and to each Subsequent Home Equity Loan identified on the Home Equity Loan Schedule the rights of the Depositor and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Subsequent Home Equity Loans (other than the payment of principal and interest due on such Home Equity Loans on or before the Subsequent Cut-off Date).

                    The amount released from the Group 1 Pre-Funding Account by the Trustee pursuant to this Section 2.11 shall be 100% of the aggregate Scheduled Principal Balances of the Subsequent Home Equity Loans so transferred to Loan Group 1 as of the Cut-off Date. The amount released from the Group 2 Pre-Funding Account by the Trustee pursuant to this Section 2.11 shall be 100% of the aggregate Scheduled Principal Balances of the Subsequent Home Equity Loans so transferred to Loan Group 2 as of the Cut-off Date.

                    (b) The Trustee shall contribute from the Pre-Funding Accounts funds in an amount equal to the aggregate Scheduled Principal Balance of the Subsequent Home Equity Loans as of the Cut-off Date so transferred to the Trust Fund to purchase the Subsequent Home Equity Loans on behalf of the Trust Fund pursuant to a fixed priced contract, along with the other property and rights related thereto described in Section 2.11(a) hereof only upon the satisfaction of each of the following conditions:

(i) the Trustee and the NIMs Insurer will be provided Opinions of Counsel addressed to the Rating Agencies with respect to the sale of the Subsequent Home Equity Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Original Home Equity Loans on the Closing Date);

(ii) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Home Equity Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates by the Ratings Agencies;

(iii) the Depositor shall deliver to the Trustee and the NIMs Insurer an Officer's Certificate confirming the satisfaction of each of the conditions set forth in Article II and this Section 2.11(b) required to be satisfied by such Subsequent Transfer Date;

(iv) each Subsequent Home Equity Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Home Equity Loan set forth in this clause (iv), the obligation under Section 2.04 of this Agreement of the Seller to cure, repurchase or replace such Subsequent Home Equity Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

(v) the Subsequent Home Equity Loans conveyed on such Subsequent Transfer Date were not selected in a manner intended to be adverse to the interests of the Certificateholders;

(vi) no Subsequent Home Equity Loan conveyed on such Subsequent Transfer Date was 30 or more days delinquent;

(vii) each Subsequent Home Equity Loan conveyed on such Subsequent Transfer Date is secured by a first lien on the related Mortgaged Property;

(viii) following the conveyance of the Subsequent Home Equity Loans on such Subsequent Transfer Date to the related Loan Group, the characteristics of such Loan Group listed below will not vary by more than the permitted variance listed below for each characteristic with respect to the Initial Home Equity Loans as set forth on the Home Equity Loan Schedule delivered on the Closing Date; provided that for the purpose of making such calculations, the characteristics for each Home Equity Loan made will be taken as of the related Cut-off Date for such Home Equity Loan:

Loan Group 1:
Max or Min
Minimum Weighted Average Coupon:	10.95%
Minimum Loan Rate	7.00%
Maximum Maturity	360 Months
Maximum Weighted Average Remaining Term	348 Months
Weighted Average Loan-to-Value Ratio	75.75%
Maximum Loan-to-Value	90.00%
Maximum Balloon Loan %:	2.00%
Maximum State Concentration %:	19.00%
Maximum Zip Code Concentration %:	2.00%
Maximum Non-Owner Occupied %:	9.00%
Maximum % C's & D's	17.00%
Maximum % DTI > 40%	58.00%
Minimum Weighted Average FICO	562
Maximum % Second Liens:	0.00%
Maximum % 30 Day past due loans:	0.00%

Loan Group 2:
Max or Min
Minimum Weighted Average Coupon:	10.68%
Minimum Loan Rate	7.50%
Maximum Maturity	360 Months
Maximum Weighted Average Remaining Term	360 Months
Weighted Average Loan-to-Value Ratio	78.50%
Maximum Loan-to-Value	90.00%
Maximum Balloon Loan %:	1.00%
Maximum State Concentration %:	33.00%
Maximum Zip Code Concentration %:	1.00%
Maximum Non-Owner Occupied %:	5.00%
Maximum % C's & D's	19.00%
Maximum % DTI > 40%	64.00%
Minimum Weighted Average FICO	562
Maximum % Second Liens:	0.00%
Maximum % 30 Day past due loans:	0.00%

(ix) neither the Seller nor the Depositor is insolvent and neither the Seller nor the Depositor will be rendered insolvent by the conveyance of Subsequent Home Equity Loans on such Subsequent Transfer Date;

(x) delivery of a letter or letters addressed to the Trustee and the NIMs Insurer from an independent accountant retained by the Seller confirming that the characteristics of each Loan Group, following the acquisition of the related Subsequent Home Equity Loans, conform to the characteristics identified in this Section 2.11(b)(viii). In the event such accounting firm requires the Trustee to agree to the procedures performed by such accounting firm, the Seller shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Seller, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures;

(xi) delivery to the Trustee and the NIMs Insurer of an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such purchase of Subsequent Home Equity Loans will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding; and

(xii) delivery to the Trustee of the Mortgage File for each Subsequent Home Equity Loan to be transferred pursuant to the related Subsequent Transfer Agreement.

                    The Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

                    (c) In connection with each Subsequent Transfer Date and on the related Distribution Date, the Seller shall determine (i) the amount and correct dispositions of the funds distributed from the Pre-Funding Accounts and (ii) any other necessary matters in connection with the administration of the Capitalized Interest Accounts and the Pre-Funding Accounts. In the event that any amounts are released by the Trustee from a Pre-Funding Account or from a Capitalized Interest Account as a result of the Seller's calculation error, the Trustee shall not be liable therefor, and the Seller shall immediately repay such amounts to the Trustee.

SECTION 2.12.	Mandatory Prepayment.

                    Any Unutilized Pre-Funding Amount shall be distributed to Holders of the related Group of Certificates in accordance with Section 4.01 hereof on the first to occur of (i) the Distribution Date following the date on which the Pre-Funding Period ends or (ii) the Special Distribution Date if the aggregate Unutilized Pre-Funding Amount on the Special Distribution Date (plus amounts remaining in the Capitalized Interest Accounts) exceeds 0.95% of the assets of the REMIC I.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01.	Master Servicer to Act as Master Servicer.

                    The Master Servicer shall service and administer the Home Equity Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Home Equity Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar home equity loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar home equity loans but without regard to:

(i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

(iii) the Master Servicer's obligation to make P&I Advances or Servicing Advances; or

(iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Home Equity Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Home Equity Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Home Equity Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and the Certificateholders. The Trustee shall execute a separate power of attorney in favor of the Master Servicer for the purposes described herein to the extent necessary or desirable to enable the Master Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

                    Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Home Equity Loan, notwithstanding that the terms of such Home Equity Loan so permit.

                    Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Home Equity Loan (except as provided in Section 4.03) and the Master Servicer shall not (i) permit any modification with respect to any Home Equity Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Home Equity Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Home Equity Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Home Equity Loan that would both (A) effect an exchange or reissuance of such Home Equity Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                    The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

SECTION 3.02.	Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.

                    (a) The Master Servicer may enter into Sub-Servicing Agreements (provided that (i) such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates, as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the Trustee and (ii) the NIMs Insurer shall have consented to such Sub-Servicing Agreement, which consent shall not be unreasonably withheld) with Sub-Servicers, for the servicing and administration of the Home Equity Loans. The Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

                    Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a home equity loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Home Equity Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                    (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Home Equity Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Home Equity Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Home Equity Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

SECTION 3.03.	Successor Sub-Servicers.

                    The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Home Equity Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                    Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

SECTION 3.04.	Liability of the Master Servicer.

                    Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Home Equity Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Home Equity Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.05.	No Contractual Relationship Between Sub-Servicers and Trustee or Certificateholders.

                    Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Home Equity Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06.	Assumption or Termination of Sub-Servicing Agreements by Trustee.

                    In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Back-Up Servicer, or the Trust Administrator if there is no Back-Up Servicer, shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Back-Up Servicer or Trust Administrator, as applicable elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03 or unless the Back-Up Servicer or Trust Administrator, as applicable. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                    The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Home Equity Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

SECTION 3.07.	Collection of Certain Home Equity Loan Payments.

                    The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to home equity loans comparable to the Home Equity Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Home Equity Loan for purposes of any computation hereunder, except as provided below; provided further that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Home Equity Loans which have been modified, waived or amended exceeds 5% of the number of Home Equity Loans as of the Cut-Off Date. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Home Equity Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Home Equity Loan without modification thereof by reason of such arrangements, subject to Section 4.03(d) pursuant to which the Master Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Home Equity Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Home Equity Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Home Equity Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Home Equity Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

SECTION 3.08.	Sub-Servicing Accounts.

                    In those cases where a Sub-Servicer is servicing a Home Equity Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on home equity loans in connection with its home equity loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Home Equity Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Home Equity Loans when the Sub-Servicer receives such payments.

SECTION 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

                    The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"). Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on home equity loans in connection with its home equity loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Home Equity Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Home Equity Loans under this Agreement in accordance with Article IX or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

SECTION 3.10.	Collection Account, Distribution Account, Pre-Funding Account, and Capitalized Interest Account.

                    (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on home equity loans in connection with its home equity loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal or interest on the related Home Equity Loans due on or before the related Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

(i) all payments on account of principal, including Principal Prepayments, on the Home Equity Loans;

(ii) all payments on account of interest (net of the related Servicing Fee) on each Home Equity Loan;

(iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Home Equity Loans and REO Properties pursuant to Section 9.01);

(iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi) all proceeds of any Home Equity Loan repurchased or purchased in accordance with Section 2.03 or Section 9.01;

(vii) all Substitution Shortfall Amounts; and

(viii) all Prepayment Charges collected by the Master Servicer.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Home Equity Loan shall be deemed to be the date of substitution.

                    The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Master Servicer in the Collection Account and shall, upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                    (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for both Loan Groups and the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges on the Prepayment Charge Schedule collected by the Master Servicer in connection with the voluntary Principal Prepayment in full of any of the Home Equity Loans then on deposit in the Collection Account (other than any such Prepayment Charges received after the related Prepayment Period) and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.26, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                    (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                    (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

(i) any P&I Advances, as required pursuant to Section 4.03, unless delivered directly to the Trustee by an Advancing Person;

(ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii) any amounts to be paid by the Master Servicer in connection with a purchase of Home Equity Loans and REO Properties pursuant to Section 9.01;

(iv) any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls; and

(v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters, and

(vi) the Capitalized Interest Requirement, if any.

                    (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

                    With respect to the Distribution Dates in September and October 2000, the Master Servicer shall deposit on the Master Servicer Remittance Date, the aggregate Prepaid Interest Deposit Amounts with respect to each Loan Group into the Distribution Account.

                    (f) The Trustee shall establish and maintain, on behalf of the Certificateholders, two separate accounts denominated the Group 1 Pre-Funding Account and the Group 2 Pre-Funding Account in the name of the Trustee. Each of the Pre-Funding Accounts shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC created hereunder. Any investment earnings on the Pre-Funding Accounts shall be treated as owned by the Seller and will be taxable to the Seller. On the Closing Date the Seller shall remit $187,751,101.35 to the Trustee for deposit in the Pre-Funding Accounts. The Trustee shall allocate (i) $94,007,555.33 of the such amount to the Group 1 Pre-Funding Account for the purchase of Subsequent Home Equity Loans to be included in Loan Group 1 and (ii) $93,743,546.02 of the such amount to the Group 2 Pre-Funding Account for the purchase of Subsequent Home Equity Loans to be included in Loan Group 2.

                    The Trustee shall establish and maintain, on behalf of the Certificateholders, two separate accounts denominated the Group 1 Capitalized Interest Account and the Group 2 Capitalized Interest Account in the name of the Trustee. Each of the Capitalized Interest Accounts shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC. Any investment earnings on the Capitalized Interest Accounts shall be treated as owned by the Seller and will be taxable to the Seller.

                    On each Subsequent Transfer Date, upon satisfaction of the conditions set forth in Section 2.11 hereof, the Trustee shall withdraw from the related Pre-Funding Accounts an amount equal to 100% of the aggregate of the Scheduled Principal Balances of the Subsequent Home Equity Loans as of their Cut-off Date sold to the Trust Fund for inclusion in Loan Group 1 or Loan Group 2, as the case may be, on such Subsequent Transfer Date and pay such amount to or upon the order of the Seller.

                    On the first to occur of (i) the Business Day prior to the Distribution Date on which the Pre-Funding Period ends or (ii) the Special Distribution Date if the aggregate Unutilized Pre-Funding Amount on the Special Distribution Date (plus amounts remaining in the Capitalized Interest Accounts) exceeds 0.95% of the assets of REMIC I, the Trustee shall (i) withdraw the Unutilized Pre-Funding Amount, if any, from each of the Pre-Funding Accounts, (ii) promptly deposit each amount in the Distribution Account and (iii) distribute each amount to the related Certificate Group on such Distribution Date pursuant to Section 4.01 hereof.

                    The amount deposited in the Distribution Account pursuant to the preceding paragraph shall be net of any investment earnings on the amounts on deposit in the Pre-Funding Accounts.

                    On the Business Day prior to each Distribution Date, through the Distribution Date immediately following the Due Period in which the Pre-Funding Period ends, the Trustee shall transfer from each Capitalized Interest Account to the Distribution Account the related Capitalized Interest Requirement and shall distribute such amount as part of the related Available Distribution Amount to the related Certificate Group on such Distribution Date. If on November 30, 2000 any amounts are remaining in the Group 1 Capitalized Interest Account, an amount equal to the lesser of (i) the amount remaining on deposit in the Group 1 Capitalized Interest Account and (ii) the Capitalized Interest Requirement for Loan Group 1 for the December 2000 Distribution Date shall be deposited in the Distribution Account and the Trustee shall release any remaining amounts to the Seller.

                    On each Distribution Date during the Pre-Funding Period and on the Distribution Date immediately following the end of the Pre-Funding Period, the Trustee shall withdraw from the Group 1 Capitalized Interest Account and release to the Seller an amount equal to the lesser of (i) the amount remaining on deposit in the Group 1 Capitalized Interest Account on such date and (ii) the product of (A) a fraction, the numerator of which is the aggregate Scheduled Principal Balance of Subsequent Home Equity Loans that (x) had a Due Date during the Prepayment Period relating to such Distribution Date, (y) had a Cut-off Date prior to the first day of the month of such Distribution Date and (z) had a Subsequent Transfer Date during the Prepayment Period relating to such Distribution Date and the denominator of which is the amount on deposit in the Group 1 Pre-Funding Account as of the first or the related Due Period and (B) the amount remaining on deposit in the Group 1 Capitalized Interest Account immediately prior to such Distribution Date (or, in the case of the December 2000 Distribution Date, the amount remaining on deposit in the Group 1 Capitalized Interest Account on November 30, 2000).

                    On the Business Day prior to the first Distribution Date, the Trustee shall transfer from the Group 2 Capitalized Interest Account to the Distribution Account, the Capitalized Interest Requirement for the Group 2 Certificates.

SECTION 3.11.	Withdrawals from the Collection Account and Distribution Account.

                    (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

(i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii) subject to Section 3.16(d), to reimburse the Master Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Home Equity Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03;

(iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Home Equity Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Home Equity Loan;

(iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v) to pay to the Master Servicer, the Depositor or the Seller, as the case may be, with respect to each Home Equity Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi) to reimburse the Master Servicer for any P&I Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.03;

(vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(viii) to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Home Equity Loan, including any expenses arising out of the enforcement of the purchase obligation;

(ix) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Home Equity Loan pursuant to Section 3.16(b); and

(x) to clear and terminate the Collection Account pursuant to Section 9.01.

                    The Master Servicer shall keep and maintain separate accounting, on a Home Equity Loan by Home Equity Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

                    (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i) to make distributions to Certificateholders in accordance with Section 4.01;

(ii) to pay to itself amounts to which it is entitled (including the Trustee's Fee) pursuant to Section 8.05;

(iii) to pay itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

(iv) to reimburse itself pursuant to Section 7.02 or pursuant to Section 7.01 to the extent such amounts in Section 7.01 were not reimbursed by the Master Servicer;

(v) to pay any amounts in respect of taxes pursuant to Section 10.01(g)(iii);

(vi) to remit to the Master Servicer any amount deposited in the Distribution Account by the Master Servicer but not required to be deposited therein in accordance with Section 3.10(d);

(vii) to pay to an Advancing Person reimbursements for P&I Advances and/or Servicing Advances pursuant to Section 3.26; and

(viii) to clear and terminate the Distribution Account pursuant to Section 9.01.

SECTION 3.12.	Investment of Funds in the Collection Account and the Distribution Account.

                    (a) The Master Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an "Investment Account"), and the Trustee, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                    (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable or withdrawal by the Trustee in accordance with Section 3.11. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                    (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trustee, shall be for the benefit of the Trustee and shall be subject to its withdrawal at any time. The Trustee shall deposit in the Distribution Account, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                    (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13.	Investment of Funds in the Capitalized Interest Accounts and Pre-Funding Accounts.

                    The Trustee shall invest funds in the Capitalized Interest Accounts or Pre-Funding Accounts as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders.

SECTION 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

                    (a) The Master Servicer shall cause to be maintained for each Home Equity Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Home Equity Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Home Equity Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Home Equity Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Home Equity Loan, notwithstanding that the terms of such Home Equity Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Home Equity Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                    In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Home Equity Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Home Equity Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                    (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Home Equity Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee (upon the Trustee's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

SECTION 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

                    The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Home Equity Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other home equity loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee and any respective Custodian that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee or to such Custodian, as the case may be, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                    Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Home Equity Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16.	Realization Upon Defaulted Home Equity Loans.

                    (a) The Master Servicer shall use its best efforts consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Home Equity Loans (including selling any such Home Equity Loan rather than converting the ownership of the related properties if such sale would maximize the timely and complete recovery of principal and interest on the related Mortgage Note in accordance with the servicing standard set forth in Section 3.01) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Home Equity Loan after reimbursement to itself for such expenses.

                    (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Home Equity Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                    Notwithstanding the foregoing, if such environmental audit reveals or if the Master Servicer has knowledge or notice that such Mortgaged Property contains such wastes or substances or are within one mile of the site of such wastes or substances, the Master Servicer shall not foreclose or accept deed in lieu of foreclosure without the prior written consent of the NIMs Insurer.

                    The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Home Equity Loan or other Home Equity Loans. It is understood by the parties hereto that any such advance will be deemed a Servicing Advance.

                    If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Home Equity Loan or other Home Equity Loans. It is understood by the parties hereto that any such advance will be deemed a Servicing Advance.

                    (c) The Master Servicer may at its option purchase from REMIC I any Home Equity Loan or related REO Property that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Master Servicer shall purchase any such Home Equity Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Home Equity Loans or related REO Properties first. The Purchase Price for any Home Equity Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Home Equity Loan or related REO Property released pursuant hereto.

                    (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Home Equity Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Home Equity Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Home Equity Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Home Equity Loan, the amount of such recovery will be allocated by the Master Servicer as follow: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

SECTION 3.17.	Trustee to Cooperate; Release of Mortgage Files.

                    (a) Upon the payment in full of any Home Equity Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee and any related Custodian by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                    (b) From time to time and as appropriate for the servicing or foreclosure of any Home Equity Loan, including, for this purpose, collection under any insurance policy relating to the Home Equity Loans, the Trustee and any related Custodian shall, upon request of the Master Servicer and delivery to the Trustee or such Custodian, as the case may be, of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee or to such Custodian when the need therefor by the Master Servicer no longer exists, unless the Home Equity Loan has been liquidated and the Liquidation Proceeds relating to the Home Equity Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Home Equity Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Home Equity Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or such Custodian to the Master Servicer or its designee.

                    (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Master Servicer a power of attorney sufficient to authorize the Master Servicer to execute such documents on its behalf, provided that the Trustee shall be obligated to execute the documents identified above if necessary to enable the Master Servicer to perform its duties hereunder. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

SECTION 3.18.	Servicing Compensation.

                    As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Home Equity Loan payable solely from payments of interest in respect of such Home Equity Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

                    Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, it being understood however, that payment of such premiums by the Master Servicer shall constitute Servicing Advances and servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.19.	Reports to the Trustee; Collection Account Statements.

                    Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee, the NIMs Insurer and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11, in each case, by Loan Group. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Home Equity Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

SECTION 3.20.	Statement as to Compliance.

                    The Master Servicer will deliver to the Trustee, the NIMs Insurer, the Depositor and each Rating Agency on or before April 15 of each calendar year commencing in 2001, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trustee.

SECTION 3.21.	Independent Public Accountants' Servicing Report.

                    Not later than April 15 of each calendar year commencing in 2001, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential home equity loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential home equity loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential home equity loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the NIMs Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee. In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 3.22.	Access to Certain Documentation.

                    The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Home Equity Loans serviced by the Master Servicer under this Agreement, as may be required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Home Equity Loans serviced by the Master Servicer under this Agreement will be provided to any Certificateholder, the Trustee, the NIMs Insurer and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

SECTION 3.23.	Title, Management and Disposition of REO Property.

                    (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of REMIC I (and on behalf of the Trustee for the benefit of the Certificateholders), shall either sell any REO Property before the close of the third taxable year after the year REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trustee, the NIMs Insurer and the Depositor an Opinion of Counsel, addressed to the Trustee, the NIMs Insurer and the Depositor, to the effect that the holding by REMIC I of such REO Property subsequent to three years after its acquisition will not result in the imposition on any REMIC created hereunder of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                    (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                    (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on home equity loans in connection with its home equity loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i) all insurance premiums due and payable in respect of such REO Property;

(ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's sole judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                    Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

(i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Home Equity Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the NIMs Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

                    The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i) the terms and conditions of any such contract shall not be inconsistent herewith;

(ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

                    (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Home Equity Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Home Equity Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

                    (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

                    (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Home Equity Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                    (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.24.	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

                    The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and the related Loan Group and (ii) the amount of its aggregate Servicing Fee for the related Loan Group for the most recently ended calendar month.

SECTION 3.25.	Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.

                    In the event that a shortfall in any collection on or liability with respect to any Home Equity Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

SECTION 3.26.	Advance Facility.

                    (a) The Master Servicer is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund P&I Advances and/or Servicing Advances under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such P&I Advances and/or Servicing Advances. To the extent that an Advancing Person funds any P&I Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.26(b). Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable P&I Advance or Servicing Advance to be reimbursed. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.26. An Advancing Person whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the qualifications of a Sub-Servicer pursuant to Section 3.02 hereof.

                    (b) If an Advancing Person is entitled to reimbursement for any particular P&I Advance or Servicing Advance, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi) or Section 3.11(a)(ix), but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(b) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Trustee is hereby authorized to pay to an Advancing Person, reimbursements for P&I Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi) or Section 3.11(a)(ix), as the case may be, had the Master Servicer made such Advance or Servicing Advance.

SECTION 3.27.	Group 2 Reserve Fund.

                    (a) The Depositor hereby directs the Trustee to execute and deliver on behalf of the Trust the Cap Agreement and authorizes the Trustee to perform its obligations thereunder on behalf of the Trust in accordance with the terms of the Cap Agreement. On the Closing Date, the Trustee shall enter into the Cap Agreement, on behalf of the Trust, with the Cap Provider and establish and maintain in its name, in trust for the benefit of the Group 2 Certificateholders, the Group 2 Reserve Fund. The Group 2 Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement. The Group 2 Reserve Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC created hereunder. For tax purposes, any investment earnings on the Group 2 Reserve Fund will be treated as owned by the Class X-V Certificateholders and will be taxable to the Class X-V Certificateholders. For tax purposes, distributions made to any outside reserve fund under this document shall be treated as made to the owner of such fund.

                    (b) Funds in the Group 2 Reserve Fund may be invested in Permitted Investments. Any earnings on such amounts shall be treated as any other amounts deposited to the Group 2 Reserve Fund. The Class X-V Certificateholders shall evidence ownership of the Group 2 Reserve Fund for federal tax purposes only and shall direct the Trustee in writing as to the investment of amounts therein.

                    (c) The Trustee shall deposit all amounts received with respect to the Cap Agreement in the Group 2 Reserve Fund.

                    (d) With respect to any Distribution Date upon which a Group 2 Reserve Fund Transfer Amount is required to be distributed, the Trustee shall make such distribution in accordance with Section 4.01(a)(4) of this Agreement.

                    (e) The Trustee will distribute amounts on deposit in the Group 2 Reserve Fund on each Distribution Date to the Class X-V Certificates:

(1) after all other distributions are made on such Distribution Date if and to the extent that the amount on deposit in the Group 2 Reserve Fund exceeds the Group 2 Specified Reserve Fund Requirement for such Distribution Date; and

(2) on the Group 2 Reserve Fund Release Date, after all other distributions are made on such Distribution Date.

                    (f) Each Group 2 Certificateholder, by its acceptance of the related Group 2 Certificate, acknowledges and agrees that it has no present interest in the Group 2 Reserve Fund and the amounts on deposit or to be deposited therein, but shall have only a contingent interest in related amounts distributable on the Group 2 Certificates as provided in this Agreement. The Depositor, the Seller and each Residual Certificateholder, by its acceptance of the Class R Certificate, acknowledges and agrees that it has no interest in the Group 2 Reserve Fund and the amounts on deposit or to be deposited therein.

                    (g) If any payments are owed to the Cap Provider beginning with the Distribution Date in June 2003, the Master Servicer shall direct the Trustee to request and the Trustee shall request, the Cap Provider to furnish IRS Form W-8ECI to the Trustee.

SECTION 3.28.	Supplemental Interest Reserve Fund.

                    On the Closing Date, the holders of the Class X-V Certificates will deposit, or cause to be deposited, into the Supplemental Interest Reserve Fund, $10,000. On each Distribution Date as to which there is Current WAC Excess or Certificateholders' Interest Index Carryover for any class of Adjustable Rate Certificates, the Trustee is hereby directed to, and shall therefore, deposit into the Supplemental Interest Reserve Account an amount equal to the Current WAC Excess of the Accrued Certificate Interest for each affected Class of Adjustable Rate Certificates which is payable pursuant to Section 4.01(a)(1)(ii) through 4.01(a)(1)(v) and 4.01(a)(3)(xiii), and/or the Certificateholders' Interest Index Carryover for each affected Class of Adjustable Rate Certificates pursuant to Section 4.01(a)(3)(xiii). If no Current WAC Excess or Certificateholders' Interest Index Carryover is payable on a Distribution Date, the Trustee shall deposit into the Supplemental Interest Reserve Fund on behalf of the Class X-V Certificateholders an amount such that when added to other amounts already on deposit in the fund, the aggregate amount on deposit therein is equal to $10,000. For federal and state income tax purposes, the Class X-V Certificateholders will be deemed to be the owners of the Supplemental Interest Reserve Fund and all amounts deposited into the Supplemental Interest Reserve Fund (other than the initial $10,000 deposit). Amounts held in the Supplemental Interest Reserve Fund and not distributable to the related Class of Adjustable Rate Certificateholders on any Distribution Date will be invested by the Trustee in investments designated by the Class X-V Certificateholders having maturities on or prior to the next succeeding Distribution Date on which such amounts will be distributable to the related Class or Classes of Adjustable Rate Certificateholders. Upon the termination of the Trust Fund, or the payment in full of the related Adjustable Rate Certificates, all amounts remaining on deposit in the Supplemental Interest Reserve Fund will be released from the lien of the Trust and distributed to the Class X-V Certificateholders or their designees. The Supplemental Interest Reserve Fund will be part of the Trust but not part of any REMIC and any payments to the related Adjustable Rate Certificates of Current WAC Excess and Certificateholders' Interest Index Carryover with respect to any Class of Adjustable Rate Certificates will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1).

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.	Distributions.

                    (a)(1) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Interest Remittance Amount for the related Loan Group and distribute to the related Certificateholders and in the case of the Group 2 Certificates, the Cap Provider, the following amounts, in the following order of priority:

(i) to the Cap Provider in the case of the Group 2 Certificates so long as an Early Termination Date has not been designated under the Cap Agreement, the Trust Cap Payment Amount or if a Cap Default has occurred under the Cap Agreement, and the Cap Provider has designated an Early Termination Date, any Termination Payment owed to the Cap Provider and any Carryover Termination Payment owed to the Cap Provider;

(ii) to the Holders of the related Class A Certificates, the Senior Interest Distribution Amount;

(iii) to the extent of the Interest Remittance Amount for the related Loan Group remaining after distribution of the Senior Interest Distribution Amount to the related Class A Certificates and, with respect to the Group 2 Certificates, after payment to the Cap Provider the amounts set forth in (i) above, to the Holders of the related Class M-1 Certificates, the Interest Distribution Amount allocable to such Class of Certificates;

(iv) to the extent of the Interest Remittance Amount for the related Loan Group remaining after distribution of the Senior Interest Distribution Amount to the related Class A Certificates and the Interest Distribution Amount allocable to the Class M-1 Certificates of the related Certificate Group and, with respect to the Group 2 Certificates, after payment to the Cap Provider the amounts set forth in (i) above, to the Holders of the related Class M-2 Certificates, the Interest Distribution Amount allocable to such Class of Certificates;

(v) to the extent of the Interest Remittance Amount for the related Loan Group remaining after distribution of the Senior Interest Distribution Amount to the related Class A Certificates and the Interest Distribution Amounts allocable to the Class M-1 Certificates and the Class M-2 Certificates of the related Certificate Group and, with respect to the Group 2 Certificates, after payment to the Cap Provider the amounts set forth in (i) above, pro rata to the Holders of the related Class B Certificates and the related Class B-IO Certificates, the related Interest Distribution Amount allocable to such Class of Certificates.

                    (2) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Principal Distribution Amount for the related Loan Group and distribute to the related Certificateholders the following amounts, in the following order of priority:

(A) On each Distribution Date (a) prior to the related Stepdown Date or (b) on which a Trigger Event for the related Certificate Group is in effect, the Principal Distribution Amount for the related Loan Group shall be distributed in the following order of priority;

(x)(1) in the case of the Group 1 Certificates

(i) first, to the Class AF6 Certificates, an amount equal to the Class AF6 Lockout Distribution Amount and

(ii) second, the remainder sequentially to the Class AF1, Class AF2, Class AF3, Class AF4, Class AF5 and Class AF6 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; and

(x)(2) in the case of the Group 2 Certificates, to the Class AV Certificates until the Certificate Principal Balance has been reduced to zero; and

(y) for each Certificate Group, sequentially, to the related Class M-1, Class M-2 and Class B Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

(B) On each Distribution Date (a) on or after the related Stepdown Date and (b) on which a Trigger Event for the related Certificate Group is not in effect, the Principal Distribution Amount for the related Loan Group shall be distributed in the following order of priority:

(i) the lesser of (x) the Principal Distribution Amount for the related Certificate Group and (y) the Class A Principal Distribution Amount for the related Certificate Group, shall be distributed in the following order of priority:

(x) in the case of Group 1 Certificates, (i) first, to the Class AF6 Certificates an amount equal to the Class AF6 Lockout Distribution Amount and (ii) second, the remainder, sequentially to the Class AF1, Class AF2, Class AF3, Class AF4, Class AF5 and Class AF6 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; and

(y) in the case of Group 2 Certificates, to the Class AV Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(ii) the lesser of (x) the excess of (i) the Principal Distribution Amount for the related Certificate Group over (ii) the amount distributed to the holders of the related Class A Certificates pursuant to clause (B)(i) above, and (y) the Class M-1 Principal Distribution Amount for the related Certificate Group, shall be distributed to the Holders of the related Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) the lesser of (x) the excess of (i) the Principal Distribution Amount for the related Certificate Group over (ii) the sum of the amounts distributed to the Holders of the related Class A Certificates pursuant to clause (B)(i) above and to the Holders of the related Class M-1 Certificates pursuant to clause (B)(ii) above, and (y) the Class M-2 Principal Distribution Amount for the related Certificate Group, shall be distributed to the Holders of the related Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(iv) the lesser of (x) the excess of (i) the Principal Distribution Amount for the related Certificate Group over (ii) the sum of the amounts distributed to the Holders of the related Class A Certificates pursuant to clause (B)(i) above, to the Holders of the related Class M-1 Certificates pursuant to clause (B)(ii) above and to the Holders of the related Class M-2 Certificates pursuant to clause (B)(iii) above, and (y) the Class B Principal Distribution Amount for the related Certificate Group, shall be distributed to the Holders of the related Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                    (3) On each Distribution Date, the Net Monthly Excess Cashflow for a Loan Group (or, in the case of clause (i) below, the Net Monthly Excess Cashflow for a Loan Group exclusive of any Overcollateralization Reduction Amount for the related Certificate Group) shall be distributed as follows:

(i) to the Holders of the Class or Classes of Certificates of the related Certificate Group then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Home Equity Loans for the related Loan Group during the related Prepayment Period, applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Certificate Principal Balance of such Classes of Certificates;

(ii) to the Holders of the Class or Classes of Certificates of the related Certificate Group then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for the related Certificate Group, applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Certificate Principal Balance of such Certificates until the aggregate Certificate Principal Balance of such Classes of Certificates is reduced to zero;

(iii) to the Holders of the Class M-1 Certificates of the related Certificate Group, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

(iv) to the Holders of the Class M-1 Certificates of the related Certificate Group, any Unpaid Realized Loss Amount for such Class of Certificates;

(v) to the Holders of the Class M-2 Certificates of the related Certificate Group in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

(vi) to the Holders of the Class M-2 Certificates of the related Certificate Group, any Unpaid Realized Loss Amount for such Class of Certificates;

(vii) pro rata to the Holders of the Class B Certificates and the Class B-IO Certificates of the related Certificate Group, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

(viii) to the Holders of the Class B Certificates of the related Certificate Group, any Unpaid Realized Loss Amount for such Class of Certificates;

(ix) to the Holders of the related Class A Certificates, in an amount equal to such Holders allocated share of any Prepayment Interest Shortfalls for the related Loan Group (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall allocated to such Certificates;

(x) to the Holders of the related Class M-1 Certificates, in an amount equal to such Holders allocated share of any Prepayment Interest Shortfalls for the related Loan Group (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall allocated to such Certificates;

(xi) to the Holders of the related Class M-2 Certificates, in an amount equal to such Holders allocated share of any Prepayment Interest Shortfalls for the related Loan Group (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall allocated to such Certificates;

(xii) pro rata to the Holders of the related Class B Certificates and Class B-IO Certificates, in an amount equal to such Holders allocated share of any Prepayment Interest Shortfalls for the related Loan Group (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall allocated to such Certificates;

(xiii) to the Class X-V Certificate, the lesser of (i) the Class X Distribution Amount attributable to the Class X-V Certificates (computed without regard to this Section (xiii) or Section (xiv)) and (ii) the sum of the Certificateholders' Interest Index Carryover and the Current WAC Excess for each Class of Adjustable Rate Certificates provided that, pursuant to Section 3.28 hereof, on any Distribution Date as to which there is any Current WAC Excess or unpaid Certificateholders' Interest Index Carryover for any Class of Adjustable Rate Certificates, the Trustee will transfer, from amounts that would otherwise be distributable to the Class X-V Certificates pursuant to this clause, the amount of any Current WAC Excess or Certificateholders' Interest Index Carryover for the Adjustable Rate Certificates into the Supplemental Interest Reserve Fund, for immediate transfer pursuant to this clause to the related Adjustable Rate Certificates as payment of Current WAC Excess or the Certificateholders' Interest Index Carryover for the Adjustable Rate Certificates.

(xiv) to the Cap Provider in the case of the Group 2 Certificates if an Early Termination Date has been designated under the Cap Agreement (other than an Early Termination Date designated by the Counterparty following a Cap Default), any Termination Payment owed to the Counterparty and any Carryover Termination Payment owed to the Counterparty;

(xv) to the Holders of the related Class X Certificates, the Class X Distribution Amount for the related Loan Group; and

(xvi) to the Holders of the Class R-I Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Home Equity Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the related Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Class R-I Certificates.

                    (4) On each Distribution Date, the Trustee shall withdraw from the Group 2 Reserve Fund an amount equal to the Group 2 Reserve Fund Transfer Amount and apply such amount, after making all other distributions on such Distribution Date, in the following order or priority:

(i) to the Holders of the Class AV Certificates, the Senior Interest Distribution Amount to the extent not otherwise paid on such Distribution Date;

(ii) to the Holders of the Class M1V Certificates, the Interest Distribution Amount allocable to such Certificates to the extent not otherwise paid on such Distribution Date;

(iii) to the Holders of the Class M2V Certificates, the Interest Distribution Amount allocable to such Certificates to the extent not otherwise paid on such Distribution Date;

(iv) pro rata to the Holders of the Class BV Certificates and the Class B-IOV Certificates, the related Interest Distribution Amount allocable to such Certificates to the extent not otherwise paid on such Distribution Date;

(v) to the Holders of the Class or Classes of Group 2 Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred on the Home Equity Loans in Loan Group 2 during the related Prepayment Period in the same order of priority as payments of principal would otherwise be applied on such Distribution Date;

(vi) to the Holders of the Class M1V Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates to the extent not otherwise paid on such Distribution Date;

(vii) to the Holders of the Class M1V Certificates, any Unpaid Realized Loss Amount for that Class of Certificates;

(viii) to the Holders of the Class M2V Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates to the extent not otherwise paid on such Distribution Date;

(ix) to the Holders of the Class M2V Certificates, any Unpaid Realized Loss Amount for that Class of Certificates;

(x) pro rata to the Holders of the Class BV Certificates and the Class B-IOV Certificates, in an amount equal to the related Interest Carry Forward Amount allocable to such Certificates to the extent not otherwise paid on such Distribution Date; and

(xi) to the Holders of the Class BV Certificates, any Unpaid Realized Loss Amount for that Class of Certificates.

                    (b) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Master Servicer in connection with the Principal Prepayment of any of the Home Equity Loans in either Loan Group or any Master Servicer Prepayment Charge Payment Amount with respect to either Loan Group and shall distribute such amounts to the Holders of the related Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the related Class P Certificates.

                    (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

                    Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                    (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                    (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than five (5) days after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

(i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Salomon Smith Barney Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

                    (f) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Subordinated Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC I Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC I Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC I Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

                    (g) On the Special Distribution Date the Trustee will distribute the Unutilized Pre-Funding Amount for each Loan Group, if any, to the related Certificateholders in the same order of priority as set forth in Section 4.01(a)(2)(A) as if such Special Distribution Date were a Distribution Date.

SECTION 4.02.	Statements to Certificateholders.

                    On each Distribution Date, the Trustee shall prepare and forward by mail to each Holder of the Regular Certificates, a statement as to the distributions made on such Distribution Date for such Certificate Group setting forth:

(i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class of the related Certificate Group allocable to principal, and the amount of distribution made on such Distribution Date to the Holders of the related Class P Certificates allocable to Prepayment Charges;

(ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class of the related Certificate Group allocable to interest;

(iii) the aggregate Servicing Fee received by the Master Servicer during the related Due Period for such Certificate Group and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(iv) the aggregate amount of P&I Advances for such Distribution Date for the related Loan Group;

(v) the aggregate Stated Principal Balance of the Home Equity Loans and any REO Properties as of the close of business on such Distribution Date for the related Loan Group;

(vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Home Equity Loans for the related Loan Group as of the related Due Date;

(vii) the number and aggregate unpaid principal balance of Home Equity Loans of the related Loan Group (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

(viii) with respect to any Home Equity Loan of the related Loan Group that became an REO Property during the preceding calendar month, the loan number of such Home Equity Loan, the unpaid principal balance and the Stated Principal Balance of such Home Equity Loan as of the date it became an REO Property;

(ix) the book value and the Stated Principal Balance of any REO Property of any Loan Group as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

(x) the aggregate amount of Principal Prepayments with respect to the related Loan Group made during the related Prepayment Period;

(xi) the aggregate amount of Realized Losses with respect to the related Loan Group incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses with respect to the related Loan Group incurred since the Closing Date;

(xii) the aggregate amount of Extraordinary Trust Fund Expenses for the related Loan Group withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xiii) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses for the related Loan Group, made on such Distribution Date, separately identifying any reduction thereof due to allocations of such Realized Losses;

(xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

(xv) the Interest Distribution Amount in respect of the Class A Certificates and the Subordinated Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Class A Certificates and the Subordinated Certificates on such Distribution Date, and in the case of the Class A Certificates and the Subordinated Certificates, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

(xvi) the aggregate amount of any Prepayment Interest Shortfall for the related Loan Group for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24;

(xvii) the aggregate amount of Relief Act Interest Shortfalls for the related Loan Group for such Distribution Date;

(xviii) the Required Overcollateralized Amount and the Credit Enhancement Percentage for such Certificate Group and such Distribution Date;

(xix) the Overcollateralization Increase Amount, if any, for such Certificate Group and such Distribution Date;

(xx) the Overcollateralization Reduction Amount, if any, for such Certificate Group and such Distribution Date;

(xxi) with respect to any Home Equity Loan of the related Loan Group as to which foreclosure proceedings have been concluded, the loan number and unpaid principal balance of such Home Equity Loan as of the date of such conclusion of foreclosure proceedings;

(xxii) with respect to Home Equity Loans of the related Loan Group as to which a Liquidation Event has occurred, the number of such Home Equity Loans, the unpaid principal balance of such Home Equity Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Home Equity Loans;

(xxiii) the respective Pass-Through Rates applicable to the Class A Certificates, the Subordinated Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates and the Subordinated Certificates for the immediately succeeding Distribution Date;

(xxiv) the Loss Severity Percentage with respect to each Home Equity Loan of the related Loan Group;

(xxv) the Aggregate Loss Severity Percentage;

(xxvi) the Cumulative Loss Percentage;

(xxvii) with respect to the Group 2 Certificates, the amount of any payment made by the Counterparty under the Cap Agreement, the Group 2 Specified Reserve Fund Requirement for such Distribution Date, the amount on deposit in the Group 2 Reserve Fund, deposits into and withdrawals from the Group 2 Reserve Fund since the preceding Distribution Date (or since the Closing Date in the case of the first Distribution Date), the amount of any income or gain (or loss) on amounts held in the Group 2 Reserve Fund, the Group 2 Reserve Fund Transfer Amount for the related Distribution Date and the amount released to the Holder of the Class X-V Certificates for the Group 2 Reserve Fund on such Distribution Date;

(xxviii) during the Pre-Funding Period, the Stated Principal Balance of the Subsequent Home Equity Loans purchased by the Trust Fund from funds on deposit in the Group 1 Pre-Funding Account and in the Group 2 Pre-Funding Account during the related Due Period and any amounts with respect to Loan Group 1 and Loan Group 2 remaining in each Pre-Funding Account and with respect to the first three Distribution Dates; and

(xxix) the amount of any Net Monthly Excess Cash Flow with respect to the related Loan Group on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Realized Loss Amounts for such Loan Group.

                    The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the Rating Agencies and Standard & Poor's Ratings Services, a divisions of the McGraw-Hill Companies via the Trustee's internet website. The Trustee's internet website shall initially be located at "http:\\www-apps.gis.deutsche-bank.com/invr. Assistance in using the website can be obtained by calling the Trustee's customer service desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

                    In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                    Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                    On each Distribution Date, the Trustee shall forward to the Depositor, each Holder of a Non-Offered Certificate, the NIMs Insurer and the Master Servicer, a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.

                    Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trustee and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

                    The Trustee shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Master Servicer.

                    On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

SECTION 4.03.	Remittance Reports; P&I Advances.

                    (a) Within two Business Days after the Determination Date, but in no event later than such date which would allow the Trustee to submit a claim to the NIMs Insurer under an indenture dated as of September 1, 2000 between Long Beach Asset Holdings Corp. NIMs Trust 2000-2, as issuer and the Trustee as indenture trustee, the Master Servicer shall deliver to the Trustee and the NIMs Insurer by telecopy (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Such Remittance Report will include with respect to each Loan Group (i) the amount of P&I Advances to be made by the Master Servicer for the related Loan Group in respect of the related Distribution Date, the aggregate amount of P&I Advances outstanding for the related Loan Group after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances for the related Loan Group in respect of such Distribution Date and (ii) such other information with respect to the Home Equity Loans for the related Loan Group as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                    (b) The amount of P&I Advances with respect to either Loan Group to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Home Equity Loans (other than with respect to any Balloon Loan with a delinquent Balloon Payment as described in clause (iii) below), which Monthly Payments were delinquent as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property of such Loan Group (other than with respect to any REO Property relating to a Balloon Loan with a delinquent Balloon Payment as described in clause (iv) below), which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Home Equity Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date, plus (iii) with respect to each Balloon Loan of such Loan Group with a delinquent Balloon Payment, an amount equal to the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan assuming such Home Equity Loan was not a Balloon Loan, plus (iv) with respect to each REO Property relating to a Balloon Loan of such Loan Group with a delinquent Balloon Payment, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for the related Balloon Loan assuming such Home Equity Loan was not a Balloon Loan, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

                    On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Home Equity Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution with respect to the related Certificate Group (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the Home Equity Loans and REO Properties of the related Loan Group. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Distribution Amount for such Loan Group and the related Distribution Date (determined without regard to P&I Advances to be made on the Master Servicer Remittance Date with respect to such Loan Group) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances on the related Certificate Group. The Trustee will provide notice to the Master Servicer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the P&I Advances required to be made by the Master Servicer for such Loan Group and the related Distribution Date.

                    (c) The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Home Equity Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                    (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Trustee.

SECTION 4.04.	Allocation of Realized Losses.

                    (a) Prior to each Determination Date, the Master Servicer shall determine as to each Home Equity Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each Home Equity Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee and the NIMs Insurer by the Master Servicer prior to the Determination Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                    (b) Realized Losses on the Home Equity Loans of a Loan Group shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow of the related Certificate Group; and second, to the related Class X Certificates, until the Certificate Principal Balance thereof has been reduced to zero. Thereafter, any Applied Realized Loss Amounts for a Loan Group shall be allocated; first, to the related Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the related Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and third, to the related Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                    Any allocation of Realized Losses to a Subordinated Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, or in the case of a Class X Certificate, by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(3)(xv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

                    As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby. Notwithstanding any other provision of Section 4.04, Realized Losses shall be allocated first to the Class R-I Certificates to the extent of any amount otherwise distributable to such Certificates.

SECTION 4.05.	Compliance with Withholding Requirements.

                    Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

SECTION 4.06.	Commission Reporting.

                    Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2001, the Trustee shall in accordance with industry standards file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2001, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Home Equity Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section.

ARTICLE V

THE CERTIFICATES

SECTION 5.01.	The Certificates.

                    (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Home Equity Loans and all other assets included in REMIC I.

                    The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-13. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                    Upon original issue, the Certificates shall be executed and delivered by the Trustee, and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                    (b) The Class A Certificates and the Subordinated Offered Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trustee (if the Trustee is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

                    The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                    If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $10,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

SECTION 5.02.	Registration of Transfer and Exchange of Certificates.

                    (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Master Servicer and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                    (b) No transfer of any Class X Certificate, Class B-IO Certificate, Class P Certificate or Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Class X Certificate, Class B-IO Certificate, Class P Certificate or Residual Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to the Seller or by the Seller to an affiliate of the Seller or to a trust, the depositor of which is an affiliate of the Seller), the Trustee and the Certificate Registrar shall each require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Master Servicer, in its capacity as such, or the Trust Fund), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class X Certificates, Class B-IO Certificates, the Class P Certificates or the Residual Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Class X Certificate, a Class B-IO Certificate, a Class P Certificate or a Residual Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    (c) No transfer of a Subordinated Certificate, Class B-IO Certificate, Class X Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. In the case of the Subordinated Certificates, in lieu of such Opinion of Counsel, any prospective Transferee of such Certificates may provide a certification (which in the case of the Subordinated Certificates sold in book-entry form, the Transferee will be deemed to have represented such certification) in the form of Exhibit G to this Agreement (or other form acceptable to the Depositor, the Trustee and the Master Servicer), which the Trustee may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                    If any Subordinated Certificate, Class X Certificate, Class B-IO Certificate, Class P Certificate or Residual Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                    (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit F-2 from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit F-2 ) from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2), to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(F) If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

(v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC created hereunder to cease to qualify as a REMIC and will not cause any REMIC created hereunder, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                    (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                    (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                    (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                    (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

                    (i) The Trustee will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate and to provide the Trustee with an updated copy of the Certificate Registrar on the first Business Day in January and June of each year, commencing in January 2001.

SECTION 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.

                    If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.	Persons Deemed Owners.

                    The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05.	Certain Available Information.

                    On or prior to the date of the first sale of any Class X Certificate, Class B-IO Certificate, Class P Certificate or Residual Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Class X Certificate, Class B-IO Certificate, a Class P Certificate or a Residual Certificate, the related private placement memorandum or other disclosure document relating to such Certificates, if any, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the person requesting the same.

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01.	Liability of the Depositor and the Master Servicer.

                    The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

SECTION 6.02.	Merger or Consolidation of the Depositor or the Master Servicer.

                    Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Home Equity Loans and to perform its respective duties under this Agreement.

                    The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service home equity loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Class A Certificates and the Subordinated Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

SECTION 6.03.	Limitation on Liability of the Depositor, the Master Servicer and Others.

                    None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Home Equity Loan or Home Equity Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

SECTION 6.04.	Limitation on Resignation of the Master Servicer.

                    The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor and the Trustee) that such resignation will not cause such Rating Agency to reduce the then current rating of the Class A Certificates or the Mezzanine Certificates. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                    Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a Sub-servicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Subservicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

SECTION 6.05.	Rights of the Depositor in Respect of the Master Servicer.

                    The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMs Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the NIMs Insurer and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the NIMs Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

ARTICLE VII

DEFAULT

SECTION 7.01.	Master Servicer Events of Default.

                    "Master Servicer Event of Default," wherever used herein, means any one of the following events:

(i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement (or, if the Master Servicer is the Seller, the failure of the Seller to repurchase a Home Equity Loan as to which a breach has been established that requires a repurchase pursuant to the terms of Section 7 of the Mortgage Loan Purchase Agreement) which continues unremedied for a period of 45 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) any failure by the Master Servicer of the Master Servicer Termination Test; or

(vii) any failure of the Master Servicer to make any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date.

                    If a Master Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Home Equity Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Home Equity Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Home Equity Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Home Equity Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Home Equity Loans or any REO Property (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, REMIC I or this Agreement.

                    The Trustee shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Home Equity Loans properly and effectively.

SECTION 7.02.	Trustee to Act; Appointment of Successor.

                    (a) On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make P&I Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent home equity loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Home Equity Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein. Notwithstanding the above and subject to the next paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent home equity loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established home equity loan servicing institution acceptable to each Rating Agency, having a net worth of not less than $15,000,000 and reasonably acceptable to the NIMs Insurer as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Home Equity Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

                    Upon removal or resignation of the Master Servicer, the Trustee, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Home Equity Loans serviced by such predecessor Master Servicer. The Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee. Within thirty days after any such public announcement, the Trustee, with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trustee upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale.

                    (b) If the Master Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the federal Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee, can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

SECTION 7.03.	Notification to Certificateholders.

                    (a) Upon any termination of the Master Servicer pursuant to Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                    (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

SECTION 7.04.	Waiver of Master Servicer Events of Default.

                    The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01.	Duties of Trustee.

                    The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                    The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

                    No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

SECTION 8.02.	Certain Matters Affecting the Trustee.

                    (a) Except as otherwise provided in Section 8.01:

(i) The Trustee may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

(vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to Section 3.12; and

(viii) Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement.)

                    (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 8.03.	Trustee Not Liable for Certificates or Home Equity Loans.

                    The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.12) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Home Equity Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Home Equity Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10.

SECTION 8.04.	Trustee May Own Certificates.

                    The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

SECTION 8.05.	Trustee's Fees and Expenses.

                    (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself one day's interest earnings (net of losses) on amounts on deposit in the Distribution Account as its fee (the "Trustee Fee"). The Trustee, or any director, officer, employee or agent of the Trustee, shall be indemnified by REMIC I and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from the Master Servicer's actions or omissions in connection with this Agreement and the Home Equity Loans, (ii) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article X hereof. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee, in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time. Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee.

                    (b) As a limitation on the foregoing with respect to certain expenses of the Trustee, the Trustee shall receive from REMIC I amounts with respect to indemnification for counsel fees and expenses (collectively, "Legal Fees") in connection with any third-party litigation or other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the Trust (collectively, "Third Party Claims") in an amount not greater than $25,000 per month, and $600,000 in the aggregate (with amounts in excess of $25,000 for any month carried-forward to subsequent months, until the $600,000 aggregate maximum is reached). The Trustee shall have no obligation to incur additional expenses for which reimbursement is limited pursuant to this paragraph in excess of the aggregate limit set forth above unless it has received reasonable security or indemnity for such additional expenses. The Certificateholders shall hold the Trustee harmless for any consequences to such Certificateholders resulting from any failure of the Trustee to incur any such additional expenses in excess of the aforementioned aggregate limit.

                    (c) The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

                    (d) The Trustee shall pay any annual rating agency fees of Moody's and Fitch for ongoing surveillance from its own funds without right of reimbursement.

                    (e) The Trustee shall deliver to the Depositor and each Holder of a Non-Offered Certificate a report detailing all payments from REMIC I made with respect to Legal Fees on account of Third-Party Claims. The report shall be delivered monthly, promptly following any month in which such payments were made.
SECTION 8.06.	Eligibility Requirements for Trustee.

                    The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07.	Resignation and Removal of the Trustee.

                    The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                    If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                    The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

SECTION 8.08.	Successor Trustee.

                    Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                    No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                    Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.09.	Merger or Consolidation of Trustee.

                    Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.	Appointment of Co-Trustee or Separate Trustee.

                    Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Master Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. If such appointment is at the request of the Master Servicer then any expense of the Trustee shall be deemed a Servicing Advance for all purpose of this Agreement, otherwise it will be an expense of the Trustee and will be payable out of the Trustee's funds.

                    In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                    Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11.	Appointment of Custodians.

                    The Trustee may, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trustee, the consent to which shall not be unreasonably withheld. The Trustee shall pay any and all fees and expenses of any Custodian in accordance with each Custodial Agreement. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder.

SECTION 8.12.	Appointment of Office or Agency.

                    The Trustee will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.

SECTION 8.13.	Representations and Warranties of the Trustee.

                    The Trustee hereby represents and warrants to the Master Servicer and the Depositor, as of the Closing Date, that:

(i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

SECTION 8.14.	Cap Agreement.

                    The Trustee shall not designate an Early Termination Date under the Cap Agreement without the consent of the Controlling Person.

ARTICLE IX

TERMINATION

SECTION 9.01.	Termination Upon Repurchase or Liquidation of All Home Equity Loans.

                    (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments in respect of the REMIC I Regular Interests, the REMIC II Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Home Equity Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Home Equity Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Home Equity Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to the sum of (i) any amounts payable to the Cap Provider under the Cap Agreement remaining unpaid on such date plus (ii) the greater of (A) the aggregate Purchase Price of all the Home Equity Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of REMIC I (as determined by the Terminator and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01). For the avoidance of doubt, the Termination Price shall be payable first to the Cap Provider in respect of any amounts payable to the Cap Provider under the Cap Agreement as provided in Section 4.01(a)(1)(i).

                    (b) The Master Servicer shall have the right (in such capacity, the "Terminator") to purchase all of the Home Equity Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Home Equity Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Home Equity Loans and each REO Property remaining in the Trust Fund at the time of such election is less than 10% of the aggregate Stated Principal Balance of the Home Equity Loans as of the Cut-off Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class X Certificates.

                    (c) Notice of the liquidation of the REMIC I Regular Interests shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Home Equity Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests, the REMIC II Regular Interests or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase of all of the Home Equity Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described purchase price. The Trustee shall remit to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and (ii) any other amounts otherwise payable by the Trustee to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 10.01(d) below. Upon certification to the Trustee by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Home Equity Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                    (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Salomon Smith Barney Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                    Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

SECTION 9.02.	Additional Termination Requirements.

                    (a) In the event that the Terminator purchases all the Home Equity Loans and each REO Property or the final payment on or other liquidation of the last Home Equity Loan or REO Property remaining in REMIC I pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to REMIC I's, REMIC II's and REMIC III's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

(ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                    (b) At the expense of the applicable Terminator (or in the event of termination under Section 9.01(a)(ii), at the expense of the Trustee), the Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each of REMIC I, REMIC II and REMIC III pursuant to this Section 9.02.

                    (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X

REMIC PROVISIONS

SECTION 10.01.	REMIC Administration.

                    (a) The Trustee shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Certificates shall be designated as the Residual Interests in REMIC I. The REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Certificates shall be designated as the Residual Interests in REMIC II. The Class A Certificates, the Subordinated Certificates, the Class X Certificates and the Class P Certificates shall be designated as the Regular Interests in REMIC III and the Class R-III Certificates shall be designated as the Residual Interests in REMIC III. The Trustee shall not permit the creation of any "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the REMIC II Regular Interests and the interests represented by the Certificates.

                    (b) The Closing Date is hereby designated as the "Startup Day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

                    (c) The Trustee shall pay out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any of REMIC I, REMIC II or REMIC III that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence. The Trustee, as agent for all of REMIC I's, REMIC II's and REMIC III's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any of REMIC I, REMIC II or REMIC III and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Trustee in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Trustee's willful misfeasance, bad faith or negligence. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                    (d) The Trustee shall prepare, sign and file all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

                    (e) The Trustee shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of REMIC I, REMIC II and REMIC III. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Home Equity Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                    (f) The Trustee shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do specific actions in order to assist in the maintenance of such status). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of REMIC I, REMIC II or REMIC III as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the NIMs Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMs Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any of REMIC I, REMIC II or REMIC III, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III or the respective assets of each, or causing REMIC I, REMIC II or REMIC III to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I, REMIC II or REMIC III, and the Master Servicer shall not take any such action or cause either REMIC I, REMIC II or REMIC III to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided that the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of both REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                    (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                    (h) On or before April 15 of each calendar year, commencing April 15, 2001, the Trustee shall deliver to the Master Servicer, the NIMs Insurer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article X.

                    (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

                    (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to any of REMIC I, REMIC II or REMIC III other than in connection with any Qualified Substitute Home Equity Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                    (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

SECTION 10.02.	Prohibited Transactions and Activities.

                    None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Home Equity Loans (except in connection with (i) the foreclosure of a Home Equity Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Home Equity Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any of REMIC I, REMIC II or REMIC III (other than REO Property acquired in respect of a defaulted Home Equity Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any of REMIC I, REMIC II or REMIC III after the Closing Date (other than a Qualified Substitute Home Equity Loan delivered in accordance with Section 2.03), unless it and the NIMs Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMs Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any of REMIC I, REMIC II or REMIC III as a REMIC or (b) cause any of REMIC I, REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

SECTION 10.03.	Master Servicer and Trustee Indemnification.

                    (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Article X.

                    (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article X.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01.	Amendment.

                    This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the Custodian without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                    This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Home Equity Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                    Notwithstanding any contrary provision of this Agreement, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any of REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                    Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

                    It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                    The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee. The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                    The Trustee may , but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 11.02.	Recordation of Agreement; Counterparts.

                    To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                    For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 11.03.	Limitation on Rights of Certificateholders.

                    The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                    No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                    No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04.	Governing Law.

                    This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.05.	Notices.

                    All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 11 Madison Avenue, New York, New York 10010, Attention: Rhonda Matty (telecopy number (212) 325-6424, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of Long Beach Mortgage Company, 1100 Town & Country Road, Suite 900, Orange, California 92868, Attention: General Counsel (telecopy number: (714) 543-6847), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by Long Beach Mortgage Company, (c) in the case of the Trustee, 1761 St. Andrew Place, Santa Anna, California 92705-4934, Attention: Securities Administration Services (telecopy number (714) 247-6000, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Depositor in writing by the Trustee and (d) in the case of NIMs Insurer, R.V.I. Guaranty Co., Ltd., 20 Reid Street, 3rd Floor, Williams House, Hamilton HM HX Bermuda, Attention: Adrienne Hintz, phone (441) 295-1646, Fax (441) 292-8062. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 11.06.	Severability of Provisions.

                    If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07.	Notice to Rating Agencies.

                    The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

1.	Any amendment to this Agreement;

2.	The occurrence of any Master Servicer Event of Default that has not been cured or waived;

3.	The resignation or termination of the Master Servicer or the Trustee;

4.	The repurchase or substitution of Home Equity Loans pursuant to or as contemplated by Section 2.03;

5.	The final payment to the Holders of any Class of Certificates;

6.	Any change in the location of the Collection Account or the Distribution Account;

7.	The Trustee, were it to succeed as Master Servicer, is unable to make advances regarding delinquent Home Equity Loans; and

8.	The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

                    In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.02 and the Master Servicer, as required pursuant to Section 3.20 and Section 3.21, shall promptly furnish to each Rating Agency copies of the following:

1.	Each annual statement as to compliance described in Section 3.20; and

2.	Each annual independent public accountants' servicing report described in Section 3.21.

                    Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and to Fitch, Inc., One State Street Plaza, New York, NY 10004, Attention: Asset Backed Securities Corporation Mortgage-Loan Trust 2000-LB1, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

SECTION 11.08.	Article and Section References.

                    All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.09.	Third Party Rights.

                    The NIMs Insurer shall be deemed a third-party beneficiary of this Agreement to the extent of the rights specified in Sections 2.02, 2.03(a), 2.03(d), 2.03(e), 2.05, 2.11(a), 2.11(b), 3.07, 3.19, 3.20, 3.21, 3.22, 3.23, 4.02, 4.03, 4.04, 6.05, 10.01(f), 10.01(h), 1.02 and 11.05 as if it were a party hereto.

SECTION 11.10.	Grant of Security Interest.

                    It is the express intent of the parties hereto that the conveyance of the Home Equity Loans by the Depositor to the Trustee be, and be construed as, a sale of the Home Equity Loans by the Depositor and not a pledge of the Home Equity Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Home Equity Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Home Equity Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Home Equity Loans and all amounts payable to the holders of the Home Equity Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Home Equity Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Home Equity Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Home Equity Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

SECTION 11.11.	Additional Notices.

                    All notices, reports, opinions or documents that are to be furnished to the Rating Agencies pursuant to this Agreement shall also be furnished to Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies at 55 Water Street, 41st Floor, New York, NY 10009, Attention: Structured Finance Surveillance Group.

                    IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

ASSET BACKED SECURITIES CORPORATION, as Depositor By: Name: Title:

LONG BEACH MORTGAGE COMPANY, as Master Servicer By: Name: Title:

BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Trustee By: Name: Title:
STATE OF NEW YORK COUNTY OF NEW YORK	) ) ss: )

                    On the ___________ day of August 2000, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a _____________ of Asset Backed Securities Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK COUNTY OF NEW YORK	) ) ss: )

                    On the 31st day of August 2000, before me, a notary public in and for said State, personally appeared Jeffrey Sorensen, known to me to be a Vice President of Long Beach Mortgage Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK COUNTY OF NEW YORK	) ) ss: )

                    On the ___________ day of August 2000, before me, a notary public in and for said State, personally appeared ______________, known to me to be a _____________ of Bankers Trust Company of California, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS A CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

Series 2000-LB1, Class A Pass-Through Rate: Variable Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2000 First Distribution Date: March 27, 2000 No. ___	Aggregate Certificate Principal Balance of the Class A Certificates as of the Issue Date: $645,109,000.00

Denomination: $____________

Master Servicer:
Long Beach Mortgage Company

Trustee: Norwest Bank Minnesota,
National Association

Issue Date: February 25, 2000

CUSIP: 79548K W4 6

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the “Mortgage Loans”) formed and sold by

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the One-Month LIBOR plus 0.34%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus 0.68% per annum, in the case of any Distribution Date thereafter, and (ii) the Net WAC Pass-Through Rate for such Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Floating Rate Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February __, 2000

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee By: Authorized Officer

CERTIFICATE OF AUTHENTICATION

          This is one of the Class A Certificates referred to in the within-mentioned Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Certificate Registrar By: Authorized Signatory

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common              UNIF GIFT MIN ACT -       Custodian
                                                                          -------------
                                                                          (Cust)   (Minor)
     TEN ENT - as tenants by the entireties                               under Uniform Gifts
                                                                          to Minors Act
     JT TEN  - as joint tenants with right                                _________________
               if survivorship and not as                                       (State)
               tenants in common

     Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Floating Rate Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:                                 .

Dated:

Signature by or on behalf of assignor Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

           Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                       , account number       , or, if mailed by check, to

.

Applicable statements should be mailed to

This information is provided by      , the assignee named above, or                      , as its agent.

EXHIBIT A-2

FORM OF CLASS M-1 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2000-LB1, Class M-1

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2000

First Distribution Date:
March 27, 2000

No. ___

Aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date: $47,203,000.00

Denomination: $_____________

Master Servicer:
Long Beach Mortgage Company

Trustee: Norwest Bank Minnesota,
National Association

Issue Date: February 25, 2000

CUSIP: 79548K W5 3

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the “Mortgage Loans”) formed and sold by

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the One-Month LIBOR plus 0.60%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus 0.90% per annum, in the case of any Distribution Date thereafter, and (ii) the Net WAC Pass-Through Rate for such Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Floating Rate Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February __, 2000

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee By: Authorized Officer

CERTIFICATE OF AUTHENTICATION

          This is one of the Class M-1 Certificates referred to in the within-mentioned Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Certificate Registrar By: Authorized Signatory

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common              UNIF GIFT MIN ACT -            Custodian
                                                                                -------------
                                                                                (Cust)  (Minor)
         TEN ENT  - as tenants by the entireties                                under Uniform Gifts
                                                                                to Minors Act
         JT TEN     - as joint tenants with right                               _________________
                       if survivorship and not as                                      (State)
                       tenants in common

     Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Floating Rate Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:            .

Dated:

Signature by or on behalf of assignor Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

           Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of _______________________________, account number      , or, if mailed by check, to

Applicable statements should be mailed to            .

This information is provided by         , the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-3

FORM OF CLASS M-2 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2000-LB1, Class M-2

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2000

First Distribution Date:
March 27, 2000

No. ___

Aggregate Certificate Principal Balance of the Class M-2 Certificates as of the Issue Date: $41,302,000.00

Denomination: $___________

Master Servicer:
Long Beach Mortgage Company

Trustee: Norwest Bank Minnesota,
National Association

Issue Date: February 25, 2000

CUSIP: 79548K W6 1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the “Mortgage Loans”) formed and sold by

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the One-Month LIBOR plus 1.15%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus 1.725% per annum, in the case of any Distribution Date thereafter, and (ii) the Net WAC Pass-Through Rate for such Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Floating Rate Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February __, 2000

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee By: Authorized Officer

CERTIFICATE OF AUTHENTICATION

          This is one of the Class M-2 Certificates referred to in the within-mentioned Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Certificate Registrar By: Authorized Signatory

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common              UNIF GIFT MIN ACT -            Custodian
                                                                                -------------
                                                                                (Cust)  (Minor)
         TEN ENT  - as tenants by the entireties                                under Uniform Gifts
                                                                                to Minors Act
         JT TEN     - as joint tenants with right                               _________________
                       if survivorship and not as                                      (State)
                       tenants in common

     Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Floating Rate Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:            .

Dated:

Signature by or on behalf of assignor Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

           Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of _______________________________, account number          , or, if mailed by check, to           .

Applicable statements should be mailed to            .

This information is provided by         , the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-4

FORM OF CLASS M-3 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS FEBRUARY 25, 2000. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 28% OF THE CONSTANT PREPAYMENT RATE, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE “PREPAYMENT ASSUMPTION”), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $112.84 OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 10.0619% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $1.61 PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE SHALL BE MADE EXCEPT IN ACCORDANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2000-LB1, Class M-3

Pass-Through Rate: 7.000%

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2000

First Distribution Date:
March 27, 2000

No. ___

Aggregate Certificate Principal Balance of the Class M-3 Certificates as of the Issue Date: $31,468,000.00

Denomination: $_____________

Master Servicer:
Long Beach Mortgage Company

Trustee: Norwest Bank Minnesota,
National Association

Issue Date: February 25, 2000

CUSIP: 79548K W7 9

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the “Mortgage Loans”) formed and sold by

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-3 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Floating Rate Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February __, 2000

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee By: Authorized Officer

CERTIFICATE OF AUTHENTICATION

          This is one of the Class M-3 Certificates referred to in the within-mentioned Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Certificate Registrar By: Authorized Signatory

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common              UNIF GIFT MIN ACT -            Custodian
                                                                                -------------
                                                                                (Cust)  (Minor)
         TEN ENT  - as tenants by the entireties                                under Uniform Gifts
                                                                                to Minors Act
         JT TEN     - as joint tenants with right                               _________________
                       if survivorship and not as                                      (State)
                       tenants in common

     Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Floating Rate Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:            .

Dated:

Signature by or on behalf of assignor Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

           Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of _______________________________, account number            , or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by         , the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-5

FORM OF CLASS CE CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS FEBRUARY 25, 2000. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 28% OF THE CONSTANT PREPAYMENT RATE, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE “PREPAYMENT ASSUMPTION”), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $9,248.51 OF OID PER $100,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS 28.2805% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $160.54 PER $100,000 OF INITIAL NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2000-LB1, Class CE

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2000

First Distribution Date:
March 27, 2000

No. ___

Aggregate Notional Amount of the Class CE Certificates as of the Issue Date:
$786,718,342.75

Notional Amount: $786,718,342.75

Aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date: $21,636,342.75

Denomination: $_____________

Master Servicer:
Long Beach Mortgage Company

Trustee: Norwest Bank Minnesota,
National Association

Issue Date: February 25, 2000

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the “Mortgage Loans”) formed and sold by

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class CE Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class CE Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Floating Rate Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement .

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February __, 2000

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee By: Authorized Officer

CERTIFICATE OF AUTHENTICATION

          This is one of the Class CE Certificates referred to in the within-mentioned Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Certificate Registrar By: Authorized Signatory

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common              UNIF GIFT MIN ACT -            Custodian
                                                                                -------------
                                                                                (Cust)  (Minor)
         TEN ENT  - as tenants by the entireties                                under Uniform Gifts
                                                                                to Minors Act
         JT TEN     - as joint tenants with right                               _________________
                       if survivorship and not as                                      (State)
                       tenants in common

     Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Floating Rate Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:            .

Dated:

Signature by or on behalf of assignor Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

           Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of _______________________________, account number , or, if mailed by check, to            .

Applicable statements should be mailed to            .

This information is provided by        , the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-6

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS FEBRUARY 25, 2000. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 28% OF THE CONSTANT PREPAYMENT RATE, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE “PREPAYMENT ASSUMPTION”), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $398.82 OF OID PER $100,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 28.28% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $29.32 PER $100,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2000-LB1, Class P

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2000

First Distribution Date:
March 27, 2000

No. ___

Aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date: $100.00

Denomination: $______

Master Servicer:Long
Beach Mortgage Company

Trustee: Norwest Bank Minnesota,
National Association

Issue Date: February 25, 2000

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the “Mortgage Loans”) formed and sold by

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class P Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Floating Rate Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement .

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February __, 2000

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee By: Authorized Officer

CERTIFICATE OF AUTHENTICATION

          This is one of the Class P Certificates referred to in the within-mentioned Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Certificate Registrar By: Authorized Signatory

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common              UNIF GIFT MIN ACT -            Custodian
                                                                                -------------
                                                                                (Cust)  (Minor)
         TEN ENT  - as tenants by the entireties                                under Uniform Gifts
                                                                                to Minors Act
         JT TEN     - as joint tenants with right                               _________________
                       if survivorship and not as                                      (State)
                       tenants in common

     Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Floating Rate Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:            .

Dated:

Signature by or on behalf of assignor Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

           Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of _______________________________, account number            , or, if mailed by check, to

Applicable statements should be mailed to           .

This information is provided by , the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-7

FORM OF CLASS R-I CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 2000-LB1, Class R-I

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2000

First Distribution Date: March 27, 2000

No. ___

Aggregate Percentage Interest of the Class R-I Certificates as of the Issue Date: 100.00%

Percentage Interest of this Class R-I Certificate: 100.00%

Master Servicer:Long
Beach Mortgage Company

Trustee: Norwest Bank Minnesota,
National Association

Issue Date: February 25, 2000

CUSIP:

FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the “Mortgage Loans”) formed and sold by

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R-I Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-I Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-I Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R-I Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Floating Rate Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

           Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R-I Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R-I Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February __, 2000

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee By: Authorized Officer

CERTIFICATE OF AUTHENTICATION

          This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Certificate Registrar By: Authorized Signatory

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common              UNIF GIFT MIN ACT -            Custodian
                                                                                -------------
                                                                                (Cust)  (Minor)
         TEN ENT  - as tenants by the entireties                                under Uniform Gifts
                                                                                to Minors Act
         JT TEN     - as joint tenants with right                               _________________
                       if survivorship and not as                                      (State)
                       tenants in common

     Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Floating Rate Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:            .

Dated:

Signature by or on behalf of assignor Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

           Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of _______________________________, account number       , or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by       , the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-8

FORM OF CLASS R-II CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 2000-LB1, Class R-II

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2000

First Distribution Date:
March 27, 2000

No. ___

Aggregate Percentage Interest of the Class R-II Certificates as of the Issue Date: 100.00%

Percentage Interest of this Class R-II Certificate: 100.00%

Master Servicer:Long
Beach Mortgage Company

Trustee: Norwest Bank Minnesota,
National Association

Issue Date: February 25, 2000

CUSIP:

FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the “Mortgage Loans”) formed and sold by

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R-II Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-II Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-II Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R-II Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Floating Rate Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

           Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R-II Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R-II Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February __, 2000

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee By: Authorized Officer

CERTIFICATE OF AUTHENTICATION

          This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Certificate Registrar By: Authorized Signatory

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common              UNIF GIFT MIN ACT -            Custodian
                                                                                -------------
                                                                                (Cust)  (Minor)
         TEN ENT  - as tenants by the entireties                                under Uniform Gifts
                                                                                to Minors Act
         JT TEN     - as joint tenants with right                               _________________
                       if survivorship and not as                                      (State)
                       tenants in common

     Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Floating Rate Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:            .

Dated:

Signature by or on behalf of assignor Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

           Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of _______________________________, account number            , or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by         , the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-9

FORM OF CLASS R-III CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 1999-LB1, Class R-III

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2000

First Distribution Date:
March 27, 2000

No. ___

Aggregate Percentage Interest of the Class R-III Certificates as of the Issue Date: 100.00%

Percentage Interest of this Class R-III Certificate: 100.00%

Master Servicer:Long
Beach Mortgage Company

Trustee: Norwest Bank Minnesota,
National Association

Issue Date: February 25, 2000

CUSIP:

FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family fixed-rate and adjustable-rate first lien mortgage loans (the “Mortgage Loans”) formed and sold by

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R-III Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-III Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-III Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R-III Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Floating Rate Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

           Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R-III Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R-III Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February __, 2000

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee By: Authorized Officer

CERTIFICATE OF AUTHENTICATION

          This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Certificate Registrar By: Authorized Signatory

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common              UNIF GIFT MIN ACT -            Custodian
                                                                                -------------
                                                                                (Cust)  (Minor)
         TEN ENT  - as tenants by the entireties                                under Uniform Gifts
                                                                                to Minors Act
         JT TEN     - as joint tenants with right                               _________________
                       if survivorship and not as                                      (State)
                       tenants in common

     Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Floating Rate Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

           Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of _______________________________, account number      , or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by           , the assignee named above, or ________________________________________, as its agent.

EXHIBIT B

[RESERVED]

EXHIBIT C-1

FORM OF TRUSTEE’S INITIAL CERTIFICATION
(ATTACHING CUSTODIAN'S CERTIFICATION)

[Date]

Salomon Brothers Mortgage Securities VII, Inc. 390 Greenwich Street, 4th Floor New York, New York 10013	Long Beach Mortgage Company 1100 Town & Country Road Orange, California 92868

Re:	Pooling and Servicing Agreement, dated as of February 1, 2000 among Salomon Brothers Mortgage Securities VII, Inc., Long Beach Mortgage Company, Norwest Bank Minnesota, National Association, Floating Rate Mortgage Pass-Through Certificates Series 2000-LB1

Ladies and Gentlemen:

           Pursuant to Section 2.02 of the Pooling and Servicing Agreement, attached hereto as Exhibit A is the Custodial Initial Certification delivered by Chase Bank of Texas, National Association, as Custodian, pursuant to the Custodial Agreement dated as of February 1, 2000, by and among Norwest Bank Minnesota, National Association, Salomon Brothers Mortgage Securities VII, Inc., Long Beach Mortgage Company and Chase Bank of Texas, National Association.

          The Trustee (nor the Custodian on its behalf) has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION By: Name: Title:

EXHIBIT C-2

FORM OF TRUSTEE FINAL CERTIFICATION

[Date]

Salomon Brothers Mortgage Securities VII, Inc. 390 Greenwich Street, 4th Floor New York, New York 10013	Long Beach Mortgage Company 1100 Town & Country Road Orange, California 92868

Re:	Pooling and Servicing Agreement, dated as of February 1, 2000 among Salomon Brothers Mortgage Securities VII, Inc.
Long Beach Mortgage Company, and Norwest Bank Minnesota,
National Association Floating Rate Mortgage Pass-Through
Certificates, Series 2000-LB1

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

(a) the original Mortgage Note, endorsed in the following form: “Pay to the order of Norwest Bank Minnesota, National Association, as Trustee under the applicable agreement, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

(b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(c) an original Assignment of the Mortgage executed in the following form: "Norwest Bank Minnesota, National Association, as Trustee";

(d) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or as contemplated by the immediately preceding clause (c);

(e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(f) the original lender’s title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

           Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION By: Name: Title:

EXHIBIT D

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

EXHIBIT E-1

REQUEST FOR RELEASE
(for Trustee/Custodian)

Loan Information

Name of Mortgagor: Master Servicer Loan No.:

Trustee/Custodian

Name: Address: Trustee/Custodian Mortgage File No.:

Depositor

Name: SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

Address: Certificates	Floating Rate Mortgage Pass-Through Certificates, Series 2000-LB1.

          The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Floating Rate Mortgage Pass-Through Certificates, Series 2000-LB1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of February 1, 2000, among the Trustee, the Depositor and the Master Servicer (the "Pooling and Servicing Agreement").

( )	Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

( )	Mortgage recorded on _________________________ as instrument no. ____________________ in the County Recorder's Office of the County of _________________, State of __________________ in book/reel/docket _________________ of official records at page/image _____________.

( )	Deed of Trust recorded on ___________________ as instrument no. ________________ in the County Recorder's Office of the County of _________________, State of ____________________ in book/reel/docket _________________ of official records at page/image ______________.

( )	Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________ in book/reel/docket ____________ of official records at page/image ____________.

( )	Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )

( )

( )

( )

The undersigned Master Servicer hereby acknowledges and agrees as follows:

(1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

(4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer’s possession, custody or control.

Dated:

LONG BEACH MORTGAGE COMPANY By: Name: Title:

EXHIBIT E-2

REQUEST FOR RELEASE
[Mortgage Loans Paid in Full]

OFFICERS’ CERTIFICATE AND TRUST RECEIPT
FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2000-LB1

____________________________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER: COUNTY:	BORROWER'S NAME:

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION 3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

DATED:

/ / VICE PRESIDENT

/ / ASSISTANT VICE PRESIDENT

EXHIBIT F-1

FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]

Norwest Bank Minnesota, National Association
Norwest Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	Salomon Brothers Mortgage Securities VII, Inc., Floating Rate Mortgage Pass-Through Certificates, Series 2000-LB1, Class ___, representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

          In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

           Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of February 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Long Beach Mortgage Company as Master Servicer and Norwest Bank Minnesota, National Association as Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

           Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours, [Transferor] By: Name: Title:

FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

Norwest Bank Minnesota, National Association
Norwest Center
Sixth Street and Marquette Avenue Minneapolis, Minnesota 55479

Re:	Salomon Brothers Mortgage Securities VII, Inc., Floating Rate Mortgage Pass-Through Certificates, Series 2000-LB1, Class ___, representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

          In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

1. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

          All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of February 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Long Beach Mortgage Company as Master Servicer and Norwest Bank Minnesota, National Association as Trustee, pursuant to which the Certificates were issued.

[TRANSFEREE] By: Name: Title:

ANNEX 1 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association as Trustee, with respect to the floating rate mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

          2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

___	Bank. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___	Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___	Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___	Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___	State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___	Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

Yes No	Will the Transferee be purchasing the Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

Print Name of Transferee By: Name: Title:

ANNEX 2 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

          2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

____	The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____	The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

          6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

Print Name of Transferee or Advisor By: Name: Title: IF AN ADVISER: Print Name of Transferee

FORM OF TRANSFEREE REPRESENTATION LETTER

          The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

1. I am an executive officer of the Purchaser.

2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

3. As of the date specified below (which is not earlier than the last day of the Purchaser’s most recent fiscal year), the amount of “securities”, computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser

By: (Signature)

Name of Signatory

Title

Date of this certificate

Date of information provided in paragraph 3

EXHIBIT F-2

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK        )
                                                : ss.:
COUNTY OF NEW YORK     )

                                          , being duly sworn, deposes, represents and warrants as follows:

1. I am a ______________________ of ____________________________ (the “Owner”) a corporation duly organized and existing under the laws of ______________, the record owner of Salomon Brothers Mortgage Securities VII, Inc., Floating Rate Mortgage Pass-Through Certificates, Series 2000-LB1, [Class R-I] [and Class R-II][Class R-III] (the “Class R Certificates”), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

1. The Owner (i) is and will be a “Permitted Transferee” as of ____________________, 20___ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization” or a possession of the United States. For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

1. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

1. The Owner is aware of the tax imposed on a “pass-through entity” holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

1. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee’s agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

1. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

1. The Owner's taxpayer identification number is ___________________.

1. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

1. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

1. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

1. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

1. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

1. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

1. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

1. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a “Permitted Transferee”.

1. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

1. The Owner of the Class R-III Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 9.01 thereof, the undersigned shall assign and transfer to the Holders of the Class CE Certificates any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Trustee is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class CE Certificates. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R-III Certificate. In connection with any transfer of the Class R-III Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

[OWNER] By: Name: Title: [Vice] President

ATTEST:

By:
Name:
Title: [Assistant] Secretary

           Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

           Subscribed and sworn before me this ____ day of __________, 20__.

Notary Public County of State of My Commission expires:

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK        )
                                                : ss.:
COUNTY OF NEW YORK     )

                                          , being duly sworn, deposes, represents and warrants as follows:

1. I am a ____________________ of _____________________________ (the "Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

1. The Owner is not transferring the [Class R-I][Class R-II][Class R-III] (the "Residual Certificates") to impede the assessment or collection of any tax.

1. The Owner has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

1. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

1. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

[OWNER] By: Name: Title: [Vice] President

ATTEST:

By:
Name:
Title: [Assistant] Secretary

           Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

           Subscribed and sworn before me this ____ day of __________, 20__.

Notary Public County of State of My Commission expires:
[OWNER]

EXHIBIT G

FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

_____________, 20__.

Salomon Brothers Mortgage Securities VII, Inc. 390 Greenwich Street, 4th Floor New York, New York 10013	Long Beach Mortgage Company 1100 Town & Country Road Orange, California 92868

Norwest Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	Salomon Brothers Mortgage Securities VII, Inc. Floating Rate Mortgage Pass-Through Certificates, Series 2000-LB1, Class [M-1] [M-2] [M-3]

Dear Sirs:

           __________________________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial Certificate Principal Balance of Salomon Brothers Mortgage Securities VII, Inc. Floating Rate Mortgage Pass-Through Certificates, Series 2000-LB1, Class [M-1] [M-2] [M-3] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of February 1, 2000 among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Long Beach Mortgage Company as master servicer (the "Master Servicer") and Norwest Bank Minnesota, National Association as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

_____ (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. § 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. § 2510.3-101; or

_____ (2) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and the transferee is an insurance company and (A) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60), (B) the conditions set forth in PTCE 95-60 have been satisfied and (C) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates.

Very truly yours, By: Name: Title:

EXHIBIT H

FORM OF CUSTODIAL AGREEMENT

SEE TAB 7
Schedule 1

MORTGAGE LOAN SCHEDULE

FILED BY PAPER

Schedule 2

PREPAYMENT CHARGE SCHEDULE

TO BE PROVIDED UPON REQUEST

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